Exhibit 10.18

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

FULLY DISCLOSED CLEARING AGREEMENT BETWEEN

APEX CLEARING CORPORATION AND

WEBULL FINANCIAL LLC

FULLY DISCLOSED CLEARING AGREEMENT

This Fully Disclosed Clearing Agreement (this “Agreement”) is executed and entered into by and between Apex Clearing Corporation (“Apex”), a New York corporation, and Webull Financial LLC (“Correspondent”).

WHEREAS, Correspondent is registered, or in the process of registering, with the Securities and Exchange Commission (“SEC”) as a broker-dealer of securities in accordance with Section 15(b) of the Securities Exchange Act of 1934, as amended (the “Act”) and is applying for membership or is a member of the Financial Industry Regulatory Authority. f/k/a the NASD. Inc. (“FINRA”) and/or a national securities exchange, and desires for Apex to act as a clearing broker for Correspondent; and

WHEREAS, Apex meets all requirements of the SEC to function as a clearing broker, and desires to enter into an agreement to clear and maintain cash. margin, option or other accounts (“Accounts”) for Correspondent or customers (“Customers”) of Correspondent.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. REPRESENTATIONS AND WARRANTIES

Correspondent represents and warrants to Apex and agrees with Apex that:

(a)	Correspondent is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and is in good standing under the laws of any country or governmental body having jurisdiction over its activities and is qualified to conduct the business contemplated by this Agreement.

(b)	Correspondent has all the requisite authority in conformity with all applicable laws, rules and regulations to enter into this Agreement and to retain the services of Apex in accordance with the terms hereof.

(c)	Correspondent shall employ as managers. principals and/or supervisors of its brokerage operation only those persons who have all requisite licenses and experience, and are otherwise qualified, in good standing and not subject to any prohibition against acting as managers. principals and/or supervisors in compliance with applicable securities laws, rules and regulations.

(d)	Correspondent shall duly employ personnel (“Registered Representatives”) who have all requisite licenses and experience, and are otherwise qualified, in good standing and not subject to any prohibition against acting as Registered Representatives in compliance with applicable securities laws, rules and regulations.

(e)	Correspondent has advised Apex of any clearing arrangements that have been made or are expected to be made with any other clearing broker or dealer. Correspondent represents that entering into this Agreement does not constitute a breach of any other agreement. Correspondent represents that is not a party to any clearing arrangement containing an exclusivity clause or similar restriction.

(f)	Correspondent is duly registered as a broker and/or dealer pursuant to Section 15 of the Act and all applicable rules and regulations thereunder.

(g)	Correspondent is and at all times during the course of this Agreement will continue to be in full compliance with all applicable registration, qualification, customer protection, financial reporting and other requirements of every regulatory and self-regulatory organization (“SRO’’) of which Correspondent is a member or by which it is regulated (including but not limited to FINRA), of the SEC and of every state and of any foreign jurisdiction where the Correspondent carries on business. Without limiting the foregoing, Correspondent is and at all times during the course of this Agreement will continue to be in compliance with the net capital requirements of Rule 15c3-1 under the Act, including, without limitation, the ratio of aggregate indebtedness (as defined in Rule 15c3- 1) to net capital. Correspondent will immediately notify Apex at any time when its net capital falls below the levels specified in Ru le 15c3-1(f) under the Act and the applicable rules of FINRA or the designated examining authority of Correspondent. Correspondent will also notify Apex immediately of any withdrawal of capital or advance or unsecured loan at the same time as it notifies the applicable regulator if required under Rule 15c3- 1(e). Correspondent will not allow for any capital withdrawal or unsecured advance or loan to a stockholder. partner, sole proprietor, employee or affiliate if after giving effect to the withdrawal or advance. as well as to any payment of a Payment Obligation (as defined in Rule 15c3-1) under a subordination agreement that complies with the requirements under Rule 15c3- 1, the withdrawal or advance would cause it (together with its subsidiaries or affiliates with which it is consolidated for purposes of Rule 15c3- 1) to trigger any of the shortfall tests set forth in Rule 15c3-1(e){2)(i)-(vi). In addition to and not in limitation of the foregoing, until Apex, in its sole and absolute discretion. determines otherwise, Correspondent shall be required to retain at all times, as evidenced in its FOCUS reports, the greater of (i) capital necessary to meet its minimum net capital requirements set forth above; and (ii) net capital of no less than one hundred twenty percent ( 120%) of Correspondent’s regulatory net capital, and shall notify Apex immediately of any failure to do so.

(h)	Correspondent shall maintain appropriate blanket brokers bond insurance policies covering any and all acts of its employees, agents and partners adequate to fully protect and indemnify Apex against any loss, liability, damage, costs or expense (including attorneys’ fees) that Apex may incur as a result of any action or inaction of Correspondent or its employees or agents. Upon request, Correspondent will furnish Apex with a copy of the brokers bond insurance policy required hereunder.

(i)	Correspondent has disclosed to Apex every material adverse action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting Correspondent, any of its affiliates, or any officer, director, or general securities principal or financial and operations principal or Correspondent, or their respective property or assets. by or before any cou11 or other tribunal. any arbitrator, any governmental authority, or any self-regulato1y organization of which any of them is a member. Correspondent shall notify Apex promptly of the initiation of any action, suit, investigation, inquiry, or proceeding that may have a significant impact on the capital of Correspondent.

(j)	Correspondent shall be responsible for all internal operations related to its business including without limitation (i) all accounting, bookkeeping, record-keeping, cashiering. commodity transactions, or any other transactions not involving securities; or any matter not contemplated by this Agreement: (ii) preparation of Correspondent’s payroll records. financial statements. or any analysis thereof: (iii) preparation or issuance of checks in payment of Correspondent’s expenses. other than expenses incurred by Apex on behalf of Correspondent pursuant to this Agreement: and (iv) payment of commissions to Correspondent’s sales personnel.

Apex represents and warrants to Correspondent that:

(a)	Apex is a corporation duly organized, validly existing and in good standing under the laws of the state of New York.

(b)	Apex is registered as a broker-dealer with the SEC and is in material compliance with the rules and regulations thereof.

(c)	Apex is a member corporation in good standing of FINRA and is in material compliance with the rules and regulations thereof.

(d)	Apex is in material compliance with the rules and regulations of each national securities exchange of which it is a member.

2. CUSTOMER AND CORRESPONDENT ACCOUNTS

Pursuant to FINRA Rule 4311, responsibility for compliance with applicable laws, rules, and regulations of the Securities and Exchange Commission (“SEC”), FINRA, and any other U.S. regulatory or self-regulatory agency or organization (collectively the “Rules”) shall be allocated between Apex and Correspondent as set forth in this Agreement.

(a)	Account Documentation. Correspondent will be responsible for obtaining and. verifying all required information and the identity of each potential Customer. Correspondent wiII be responsible for obtaining all documents and performing all required reviews related to Customer accounts. including, without limitation, any accounts of its own employees, and for the transmission of all required documents to Apex on a timely basis. Apex may, in its discretion, receive documents directly from the Customer. Correspondent acknowledges the obligation to retain all documents in an easily accessible place in accordance with SEC rules and agrees to provide the original application by overnight delivery or a legible copy by facsimile transmission within 24 hours of a request from Apex. Correspondent will be responsible for complying with the requirement of SEC Rule 15g-9, if applicable. Correspondent shall make any disclosures and obtain any agreements from its Customers required by applicable law or regulation, including, without limitation, any disclosures or agreements required for margin, listed options, IPO’s, mutual funds, penny stocks, derivative securities, account transfers or conversions. The cost of making such disclosures or obtaining such agreements shall be borne by Correspondent. Apex may rely without inquiry on the validity of all Customer information furnished to it by Correspondent. Possession of any such documents or information, however provided, concerning Correspondent’s Customers does not create a duty on the part of Apex to review or understand the content of those documents.

(b)	Knowledge of Customer and Customer’s Investment Objectives. Correspondent will be responsible for learning and documenting all the required information relating to each and every Customer in order to ensure compliance by Correspondent with applicable rules and regulations and to ensure that each recommendation of an investment strategy or instrument, if any, as well as each account type utilized by the Customer is suitable. This required information includes, but is not limited to, all of the information and instructions submitted to Apex pursuant to Section 2(a), any additional facts relative to the Customer’s investment objectives, and every person holding power of attorney over any Customer Account. It shall be the responsibility of Correspondent to ensure that those of its Customers who open Accounts hereunder shall not be minors or otherwise legally incompetent and Correspondent will comply with Fl RA incorporated NYSE Rule 407 and other laws, rules, or regulations that govern the manner and circumstances in which accounts may be opened or transactions authorized. As between Apex and Correspondent. Correspondent shall be the pa1ty solely responsible for any issues regarding the suitability of any investments and account type selections for its Customers.

(c)	Acceptance of Accounts. Prior to any Customer Account being opened with Apex, it. must be approved by Correspondent. Apex reserves the right to reject, for any reason, any Customer, Customer Account, Correspondent Account or any transaction for any Account and to terminate any Account previously accepted by Apex. Initial acceptance of each Account shall be conditioned upon Apex’s receipt of completed forms as required by Section 2(a). Correspondent shall not submit such forms with respect to any Customer Account unless Correspondent has in its possession the documentation of all information required pursuant to Section 2(b). Apex may reject any Account as to which any documentation required to be submitted to Apex or maintained by Correspondent pursuant to Sections 2(a) and 2(b) is incomplete, and no action taken by Apex or any of its employees, including, without being limited to, executing or clearing a trade in any Account. shall be deemed to be or shall constitute acceptance of such Account. Regarding Customer participation in an FDIC or money market sweep program, Correspondent is fully responsible for ensuring, and maintaining documentation showing, that each Customer, before participating in such program, has given prior written affirmative consent to having free credit balances in the Customer’s account included in the sweep program after having been notified: (1) of the general terms and conditions of the products available through the sweep program: and (2) that the products available under the sweep program may change. Correspondent represents and warrants that the requirements set forth in this section have been fulfilled if Correspondent instructs Apex to enter a Customer into a sweep program, and Apex shall be entitled to fully rely on Correspondent’s representation.

(d)	Supervision of Orders and Accounts. Apex will execute orders for Correspondent’s Customers after Correspondent’s appropriate principals have accepted and approved said Accounts. Correspondent will be responsible for the review and supervision of, and the suitability of, investments made by each and every one of its Customers and Apex shall have no responsibility in that regard. Correspondent shall be responsible for ensuring that all transactions in and activities related to all Accounts opened by it with Apex, including discretionary accounts, will be in compliance with all applicable laws, rules and regulations of the United States, the several states. governmental agencies, securities exchanges and FINRA, including any laws relating to Correspondent’s fiduciary responsibilities to Customers, either under the Employee Retirement Income Security Act of 1974 or otherwise. Correspondent shall diligently supervise the activities of its officers. employees and representatives with respect to all Accounts. Apex will perform the clearing services provided for in this Agreement for Accounts accepted by it in accordance with the terms of this Agreement, as it may be amended from time to time and otherwise in accordance with its best business judgment. To the extent, if any, that Apex accepts from Correspondent orders for execution in accordance with Section 7(a). Correspondent shall be responsible for informing Apex of the location of the securities that are the subject of the order so that Apex may comply with the provisions of Rule 4510 of FINRA’s Conduct Rules.

(e)	Accounts of Associated Persons. Correspondent will not accept Accounts for any persons that come within the express provisions of Rule 3050 of FINRA’s NASD Conduct Rules unless Correspondent has complied with the provisions of said Rule and, if applicable, provided evidence of employer approval as required by the Rule.

(f)	Piggybacking Arrangements. Correspondent will not, without Apex’s prior written consent, act, or agree to act, as an intermediary for another FINRA member in obtaining clearing services. Should Apex agree to allow Correspondent to act as an intermediary for another FINRA member, Correspondent agrees to (i) maintain its proprietary and Customer accounts and the proprietary and customer accounts of any member for which it is acting as an intermediary in compliance with Rule 4311 of FINRA’s Conduct Rules, and (ii) to provide to Apex any data requested by Apex related to such intermediary relationship as Apex shall, in its sole and absolute discretion, deem necessary for Apex to comply with its repo11ing requirements prescribed in Rule 3150 of FINRA’s NASD Conduct Rules.

(g)	Account Responsibility for Certain Purposes; Relationship with Customers. Notwithstanding anything herein to the contrary, only for purposes of the Securities Investors Protection Act of 1970 and the Financial Responsibility Rules of the SEC, the Customer Accounts are the responsibility of Apex. For all other purposes, the Customer Accounts shall be the full, total and sole responsibility of Correspondent. Correspondent shall be solely responsible for compliance with any and all applicable suitability, “Know Your Customer”, and other requirements of applicable law and regulatory and self-regulatory rules and regulations governing transactions and accounts. Possession by Apex of surveillance records, exception reports, or other similar data shall not obligate Apex to review or be aware of their contents. Apex shall not be required to make any investigation into the facts surrounding any transaction that it may execute or clear for Correspondent or any Customer. Apex shall provide services under this Agreement to Correspondent only to the extent explicitly required by specific provisions contained in this Agreement and shall not be responsible for any duties or obligations not specifically allocated to Apex pursuant to this Agreement. Correspondent shall enter into appropriate contractual arrangements with Customers on its own behalf, and such agreements shall make Correspondent. and not Apex, responsible to Customers for the provision of services. Correspondent shall not be deemed to be an agent of Apex for any purpose, nor shall Apex be deemed to have a fiduciary relationship with any of Correspondent’s Customers. Correspondent acknowledges that Apex does not control the business or operations of Correspondent.

(h)	Escheatment. Correspondent shall be responsible for complying with all applicable rules and law governing the escheatment of unclaimed or abandoned property. Correspondent agrees to fully cooperate with Apex in carrying out any escheatment procedures. Apex may periodically provide Correspondent a list of Accounts deemed potentially escheatable. Correspondent will be responsible for attempting communication with the Customer of each Account on any such list within Apex’s timelines provided, to make a determination of the escheatment eligibility of each listed Account. Correspondent will base its search on the criteria in applicable laws and rules. including. but not limited to any Customer incoming phone calls, inbound faxes, inbound email, inbound mail, Account updates on name or address, web inquiries initiated by Customer verified by proper pin and identification information, in-person contact between Customer and Correspondent, Customer check or payment activity, and any further information or Customer activity that might indicate an account is not subject to Signature Page to Fully Disclosed Clearing Agreement escheatment. Correspondent must notify Apex promptly after the receipt of such list of any Account contained on the list that is not eligible for escheatment.

(i)	Compliance with Anti-Money Laundering Laws.

(i)	Apex and Correspondent agree to conduct business only with clients who are engaged in legitimate and lawful business activities, to engage in financial transactions using funds that are derived solely from lawful activities and legitimate sources, and not to have involvement in any activity that facilitates money laundering or the funding of terrorist or other criminal activities. Apex and Correspondent will each comply with applicable anti-money laundering laws, including relevant provisions in, and rules promulgated pursuant to, the U.S. Criminal Code (18 U.S.C.§§ 1956, 1957), the Bank Secrecy Act and the USA PATRIOT Act of 2001(the “Patriot Act”). Subject to compliance with all applicable law, in the event of any conflict between Apex’s anti-money laundering policies and procedures and Correspondent’s anti-money laundering policies and procedures. Apex’s policies and procedures shall prevail.

(ii)	Apex and Correspondent each represent that they have in place an anti-money laundering compliance program based on the laws of their respective jurisdictions. Correspondent shall supply a written summary of its compliance program upon Apex’s request.

(iii)	The anti-money laundering responsibilities for each of Apex and Correspondent. with regard to the fully disclosed clearing arrangement between Apex and Correspondent shall be as follows:

(1)	Know Your Customer

(a)	Correspondent shall be responsible for obtaining and maintaining adequate. information. including without limitation as required by law, Regarding Customers for whom it introduces trades to Apex in order to establish that it knows the Customer. Such information shall include, but not be limited to, verifying client identity, performing background and credit checks of clients, assuring that clients are not prohibited under the Patriot Act(e.g. foreign shell banks), and, on a regular basis, consulting lists of known or suspected terrorists or terrorist organizations maintained by U.S. government agencies to determine whether a person seeking to open an account, or a person for whom an account is maintained. appears on such lists.[1]

(b)	Correspondent shall also be responsible for consulting lists of known suspected terrorists or terrorist organizations maintained by U.S. Government agencies on a regular basis to determine whether a person seeking to open an account. or a person for whom an account is maintained, appears on such lists.

(c)	By submitting transactions for opening with Apex, Correspondent represents. that all Customers for whom accounts are being submitted have been subject to stringent due diligence procedures as required in (1)(a) above, the identities of such Customers have been verified, and based on Correspondent’s analysis of information obtained, such Customers are not involved in activity that facilitates money laundering or the funding of terrorist or other criminal activities.

(d)	Correspondent shall be required to maintain all records of the information used to verify a person’s identity in an easily accessible place for as long as required by law or regulation, but in no event less than two years, and to make such information available to Apex upon request.

(e)	Correspondent recognizes that certain accounts bear higher risk due, but not limited, to the nature of the account, the place of residence or business of the client, the type of transactions conducted in the account, the client’s position in society or affiliations. or to the fact that the client is itself holding funds (whether directly or indirectly) on behalf of third parties. Correspondent undertakes to identify such higher risk accounts and agrees to conduct enhanced due diligence against such accounts identified by the Correspondent, or which are identified and notified to the Correspondent by Apex. Without Iimiting the foregoing, Correspondent undertakes to carry out enhanced due diligence against any account the balance of which exceeds $1 million and which is maintained for one or more individual clients through a personalized account relationship (private banking accounts).

(f)	In order to support Apex’s reasonable reliance on Correspondent with respect to client identification, Correspondent represents and warrants that it will not knowingly cause Apex to be in violation of the Bank Secrecy Act (as amended by the USA PATRIOT Act). Specifically, Correspondent will not: (1) introduce any accounts to Apex which are accounts for foreign shell banks (2) Correspondent will not allow access to Apex directly or indirectly by foreign shell banks, and (3) to the extent Correspondent introduces accounts to Apex for foreign banks, Correspondent will assist Apex with compliance under Sections 312, 313 and 319 of the USA PATRIOT Act by obtaining ownership and registered agent information from the foreign bank (“Correspondent Information”) as requested by Apex from time to time. Copies of all certifications obtained by Correspondent shall be forwarded to Apex. If Correspondent is itself a foreign bank, it shall provide the Correspondent Information.

[1]	The following websites and any lists maintained thereon should be considered: Office of Foreign Asset Control (“OFAC”) - www.ustreas.gov/ofac: Financial Crimes Enforcement Network (“FinCEN”) – www.ustreas.gov/fincen: Financial Action Task Force on Money Laundering (“FATF”) – www.oecd.org/fatf and the SEC - www.sec.gov.

(g)	For any account opened for a non-U.S. Customer of Correspondent, Correspondent shall obtain and record a governmental identification number (including, for a Customer that is an individual, the Customer’s passport number) and obtain a copy of the government document used to verify the Customer’s identity at the time the account is opened. Correspondent shall also obtain a copy of a passport or other governmental identification for any of the following: the grantor/settlor of a foreign trust; and any beneficial owner of an offshore corporate account if: (1) the account is a personal holding company or private investment company; or (2) the beneficial owner of the entity which maintains the account holds more than a 10% interest in the entity. With respect to accounts involving registered investment advisers, Correspondent shall obtain, record and verify the above information relating to the adviser’s Customer, including ascertam1ng the identity of each beneficial owner of any such account, prior to opening the account.

(h)	Correspondent will not establish or maintain specially coded or numbered accounts.

(i)	Correspondent has established and maintains an anti-money laundering program, consisting of, at a minimum: written internal policies, procedures and controls including a means for identifying and verifying the identity of Customers; monitoring and identifying suspicious activity; the designation of an anti-money laundering compliance officer (whose identity shall be made known to Apex); an ongoing employee training program; and an independent audit function to test such programs annually; and any additional requirements under Correspondent’s home jurisdiction laws or as set forth in the rules of any regulatory or self-regulatory organization that has authority over Correspondent. Correspondent will allow Apex access to such information as Apex deems necessary in order for Apex to test Correspondent’s adherence to Correspondent’s anti-money laundering compliance program. If requested, Correspondent will provide a copy of such written program to Apex (including such amendments and revisions thereto).

(2)	Suspicious Activity Monitoring and Reporting

(a)	Correspondent shall be responsible for monitoring Customer accounts for any suspicious transactions. In this regard, Correspondent will monitor, on a regular basis. among other things. Customer activity introduced by Correspondent for clearing, including but not limited to trading, wire transfers into accounts maintained on behalf of Customers, journals and the deposit of and withdrawal from Customer accounts of funds or other assets.

(b)	Correspondent shall immediately notify Apex of any suspicious transactions it detects or of which it is aware with respect to the accounts of Customers for whom it introduces transactions to Apex. Correspondent shall be responsible for filing with the Department of Treasury any resulting Suspicious Activity Reports as required by the Patriot Act.

(c)	Apex shall also be responsible for filing with the Department of Treasury Suspicious Activity Reports related to suspicious transactions in Correspondent Customer accounts detected by Apex.

(d)	Apex shall be responsible for filing with the Internal Revenue Service, and any other applicable regulatory bodies. joint FinCEN/ IRS forms, as required by applicable law, with respect to transactions in which it receives more than $10,000 in currency or coins. Such reports will be filed pursuant to the relevant procedures set forth in Apex’s anti-money laundering compliance program.

(e)	Correspondent shall be responsible for doing sufficient diligence on its Customers to ensure that opening the account would not violate the provisions of the Executive Orders and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control or be subject to other restrictions based on such relevant government lists as may be published from time to time. Correspondent shall immediately inform Apex of the existence of any account subject to an OFAC or government list restriction. Correspondent and Apex jointly shall monitor account activity to ensure that Customers do not engage in any transaction that would be or potentially be subject to an OFAC or government list restriction. Apex shall monitor Customer Accounts to detect possible violations of OFAC or government list restrictions in respect of incoming and outgoing FedWires and incoming and outgoing securities.

(f)	Correspondent shall maintain for at least 6 years (or such longer period as is required under any applicable laws, rules and/or regulations) all necessary records and background documentation on such fi lings to enable Correspondent to comply with any request for information from Apex.

(3)	Information Sharing

(a)	Apex and Correspondent shall establish and maintain information-sharing procedures to provide for the sharing of information between Apex and Correspondent as necessary to identify and report activities that may involve terrorist activities or money laundering activities. Apex shall provide Correspondent with such account information relating to Correspondent’s own and Customer Accounts as Correspondent shall reasonably request from time to time; provided, however, that should Correspondent fa il to comply with its FinCEN filing requirements. Apex reserves the right to not provide such information to Correspondent.

(b)	Correspondent agrees to follow its internal information-sharing procedures as required by applicable law at all times.

(j)	Disciplinary Action, Suspension, or Restriction. If Correspondent or any of its affiliates. or any officer. director, general securities principal, financial and operational principal, or Registered Representative of Correspondent, becomes subject to any form of disciplinary action, suspension, or restriction by any federal or state agency, stock exchange, regulatory or self-regulatory organization having jurisdiction over Correspondent or Correspondent’s securities or commodities business, or any foreign governmental or regulatory body having authority over correspondent’s activities, Correspondent shall give notice to Apex immediately. orally and in writing, and provide Apex a copy of any decision relating to such action, suspension, or restriction. Apex may take any action it reasonably deems to be necessary (i) to assure that it and Correspondent will continue to comply with all applicable legal, regulatory, and self-regulatory requirements, notwithstanding such action, suspension, or restriction; and (ii) to comply with any requests, directives, or demands made upon Apex by any such federal or state agency, stock exchange. regulatory or self-regulato1y organization. or any foreign governmental or regulatory body having authority over correspondent’s activities, including, in Apex’s sole discretion. to immediately terminate this Agreement.

(k)	Retirement Account Distributions. For retirement accounts for which Apex makes. designated distributions pursuant to Section 3405 of the IRC or any successor provision thereto, Correspondent shall (1) obtain Customer authorization to execute Form W-4P (or an acceptable substitute) on behalf of such Customer, and (2) electronically provide such Form W-4P or a copy thereof to Apex.

(l)	Proprietary Accounts. To facilitate compliance with reserve bank account requirements Correspondent undertakes to promptly identify all proprietary accounts of Correspondent and designate those that are PAB accounts for the purposes of SEC Rule 15c3-3. Additionally, Correspondent agrees to promptly identify all proprietary accounts of any broker or dealer customers of Correspondent that such customers require to be designated as PAB accounts for the purposes of SEC Rule 15c3-3 (such proprietary accounts of Correspondent and its customers “PAB Accounts”). Correspondent represents, warrants and covenants that (1) all cash, securities or other assets in any Correspondent PAB Account shall consist solely of proprietary assets of Correspondent and Correspondent shall at no time permit any customer funds, securities or other assets to be deposited, allocated or transferred to its PAB Account and (2) all cash, securities or other assets in any customer’s PAB Account shall consist solely of proprietary assets of such customer and any such customer shall at no time permit any non-proprietary funds. securities or other assets to be deposited, allocated or transferred to such customer PAB Account. Correspondent acknowledges and agrees that in calculating PAB account reserve requirements pursuant to SEC Rule 15c3-3. Apex may exercise its sole and absolute discretion relative thereto. Correspondent acknowledges that it has been notified and agrees that in the event that Apex permits any deposit required pursuant to Section 9 of this Agreement, or any other security deposit of Correspondent, to be placed in a Correspondent’s PAB Account, such deposit amount may be used by Apex in the ordinary course of its securities business. If Correspondent objects to such use it shall so notify Apex in writing and shall take appropriate steps to prevent such deposit amounts from being deposited in a PAB Account.

(m)	Correspondent Certification and Reliance by Apex. Correspondent agrees that a least once annually it shall certify in writing to Apex (i) that Correspondent has implemented an anti-money laundering program at least as stringent as that required by this Section 2 and by applicable law and regulation, (ii) that Correspondent will perform the requirements of its customer identification program and Know Your Customer policies as specified in this Section 2, and (iii) Broker will fully perform and confirm the beneficial ownership requirements of all Customers under 31 U.S.C. 5318(h). Correspondent understands and agrees that Apex may rely on Correspondent’s policies and procedures and ce11ifications relating to this Section 2 for purposes of opening and maintaining any Correspondent or Customer account, that such reliance is reasonable, and that Correspondent is subject to a rule implementing 31 U.S.C. 5318 (h) as it may be amended or replaced from time to time.

(n)	Foreign Customer Accounts. To facilitate compliance with the requirements of the Internal Revenue Service with respect to non-U.S. Customers and their accounts, Correspondent agrees to perform all necessary actions. including. but not limited to, making Customer status determinations and collecting documentation to comply with the income tax withholding requirements of a withholding agent under chapters 3 & 4 of the Internal Revenue Code of 1986. as amended (the “I.R.C”) with respect to non-U.S. Customer accounts. Correspondent shall ce1tify to Apex. and agrees that Apex shall rely, that Correspondent has made a determination of each non-U.S. Customer’s status under I.R.C. chapters 3 and 4 and that Correspondent holds a valid beneficial owner withholding certificate sufficient to comply fully with such chapters. Correspondent shall furnish to Apex any tax information. including taxpayer identification numbers and certifications, provided by each Customer on Internal Revenue Service forms W-9, W-8, W-8BEN, W-8IMY, W-8EXP, W-8ECI, and any acceptable substitute or documentary evidence it may obtain relating to each Customer account opened or transferred to Apex (“Withholding Forms”) no more than [***] days after Apex’s request. Additionally. If Correspondent allows the use of electronic withholding certificates by its customers, upon request by Apex, Correspondent must supply a hard copy of the electronic withholding certificate and a statement that to the best of Correspondent’s knowledge, the electronic withholding certificate was tiled by the individual whose name is on the form. The hard copy of the electronic withholding certificate must provide exactly the same information as, but need not be identical to, the paper form of the withholding certificate. Correspondent shall promptly certify to Apex each withholding certificate for each non-U.S. Customer account in writing or electronic form. in a format acceptable to Apex. Such certification shall contain all of the information required of a withholding statement under chapters 3 and 4 of the I.R.C. Apex may not open any foreign Customer account without having received proper certification from Correspondent in accordance with this Section. Correspondent agrees Apex shall rely on such ce1tification and agrees to indemnify and hold harmless Apex for any liability relating to such reliance. Correspondent authorizes Apex to employ any procedures, at Apex’s sole discretion, to achieve compliance with any withholding obligations Apex may believe Apex has and Correspondent shall fully cooperate with and assist Apex in achieving such compliance. Correspondent shall be responsible for obtaining new withholding certificates every three years, or at any other interval which applicable law or regulations may require a new withholding certificate be obtained, and shall certify such new withholding certificates to Apex in the manner and form described herein.

(o)	Apex Not a Fiduciary. Apex hereby informs Correspondent that Apex is not undertaking to provide investment advice or give advice in a fiduciary capacity. Apex is not a fiduciary for purposes of the Department of Labor rules or otherwise. Correspondent hereby represents that it is capable of evaluating risks independently and is exercising independent judgment in making all decisions related to its business, accounts. and plans. if any. If Correspondent intends to rely on a prohibited transactions exemption when operating with respect to retirement accounts and plans. such as but not limited to the “best interests contract” exemption or “level fee” exemption, it is Correspondent’s obligation to satisfy such exemption. If Correspondent collects third party payments related to positions or trading in customer accounts. such as but not limited to mutual fund rebates. interest sharing. or payment for order flow, Correspondent hereby represents and warrants that such receipt of payments is lawful and that Correspondent is has obtained an exemption, if necessary, to accept such payments.

3. EXTENSION OF CREDIT

Responsibility for compliance with the provisions of Regulation T issued by the Board of. Governors of the Federal Reserve System pursuant to the Act (“Regulation T”) and all other applicable rules. regulations and requirements of any exchange or regulatory agency affecting the extension of credit shall be allocated between Apex and Correspondent as set forth in this Section 3.

(a)	Margjn Agreements. Apex may, but is not required to, permit Correspondent and/or Customers to purchase securities on margin. but all transactions for a Customer will be deemed to be cash transactions, and payment for those transactions will be required in the manner applicable to cash transactions. unless, on or prior to settlement Correspondent has furnished Apex with an executed margin agreement and consent to loan of securities. At the time of opening of each margin account, Correspondent will furnish Apex with an Apex Customer Margin and Short Account Agreement, executed by the Customer, on the form furnished to Correspondent by Apex. Correspondent may use a substitute form upon written approval by Apex.

(b)	Margin and Margin Maintenance. Correspondent is responsible for assuring Customer’s payment of Customer’s initial margin requirements and of all amounts necessary to meet subsequent maintenance calls in each Customer Account, in order to ensure compliance with Regulation T and the house rules of Apex. Such payment may be collected by Correspondent on Apex’s behalf, or made directly to Apex at Correspondent’s option. Correspondent is responsible for the payment of initial margin and of all amounts necessary to meet subsequent margin calls in each Correspondent Account. Apex shall have the unlimited right to buy in, liquidate or sell out positions in Accounts whenever Apex, in its sole and absolute discretion, deems such action appropriate and despite whether, if the Account is a Margin Account, any such Account is then in or about to come into compliance with applicable margin maintenance requirements or has requested an extension of time to make any payment required by Regulation Tor other applicable rules or regulations. Correspondent acknowledges that Apex has the right to demand payment on any debit balance and that Correspondent is responsible to Apex for any unsecured debit balance resulting from any failure of a Customer to make any such payments upon demand. Apex reserves the right to collect the amount due directly from Customers and Correspondent agrees to cooperate with Apex in complying with and obtaining margin in response to such demands or calls.

(c)	Margin Requirements. Apex shall send each margin Customer a written disclosure statement, in a form acceptable to Correspondent. at the time of the opening of a margin account as required by SEC Rule 10b-16 and FlNRA Rule 2264. Initial margin and margin maintenance requirements applicable to any margin account shall be in accordance with the house rules of Apex. rather than in accordance with any lower requirement of any law. any exchange or any regulatory agency. Correspondent acknowledges that Apex may change the margin requirements applicable to any Account or class of accounts, as described in its house rules and will inform Correspondent of such changes as they occur; Correspondent shall be responsible for advising its Customer of the changed requirements and for the payment by the Customer of any additional margin necessary to ensure compliance with such increased requirements.

(d)	Losses. In addition to, and not in limitation of. Correspondent’s agreement to indemnify Apex pursuant to the provisions of Section 10. Correspondent indemnifies and holds harmless Apex from and against any and all loss, cost, expense and liability (including legal and accounting fees and expenses) sustained by Apex arising out of any of the following:

(i)	any failure by any Customer to comply with the terms of its Customer Margin and Short. Account Agreement;

(ii)	the failure of Correspondent or any Customer to comply with Regulation T;

(iii)	the failure of Correspondent to satisfy its obligations under this Section 3; or

(iv)	the failure of delivery of securities sold or failure of payment for securities purchased. in accordance with the provisions of Regulation T; the return to Apex unpaid of any check given to Apex by Correspondent or any Customer; or the payment for and/or delivery of all “when issued” transactions which Apex may accept or execute for the Accounts.

(e)	Unsecured Debits or Unsecured Short Positions. Apex shall charge against the accounts of Correspondent an amount equal to the value of any unsecured debit or short position (on a “mark to market” basis) in a Customer account if that position has not been promptly resolved by payment or delivery.

(f)	Payment of Interest. Apex will charge Customer’s account for all interest payments related to any extension of credit. Correspondent is responsible for assuring Customer’s payment of interest.

(g)	Hypothecation/Re-hypothecation of Securities. Apex will be responsible for the hypothecation or re-hypothecation of all eligible securities collateralizing Customer deficits.

4. MAINTENANCE OF BOOKS AND RECORDS

Apex will maintain stock records and other records on a basis consistent with generally accepted practices in the securities industry and will maintain copies of such records in accordance with FINRA and SEC guidelines for record retention in effect from time to time. Unless otherwise required by law, Apex shall have no obligation to maintain, or make available to Correspondent, such books and records after termination of this Agreement.

At the time this Agreement is executed and annually thereafter, Apex will provide Correspondent with a list or description of all exception or other reports that it offers to Correspondent. (See Attached Schedule B.) Annually, Apex will provide Correspondent with a list of those reports requested by or supplied to Correspondent and will provide a copy of such notice to Correspondent’s DEA. Apex and Correspondent shall each be responsible for preparing and filing the reports required by the governmental and regulatory agencies that have jurisdiction over each and Apex and Correspondent will provide the other with such information, if any, which is in the control of one party but is required by the other to prepare any such report. Correspondent agrees to maintain detailed records of any option, margin or stock loan orders, including review of “easy to borrow” or “hard to borrow” lists as applicable for each such order and to provide such records to Apex upon request. Correspondent agrees to maintain records necessary to comply with its OATS reporting obligations. to make such filings timely and to furnish such documentation to Apex upon request. Apex will maintain copies of all account documentation submitted to it by Correspondent and Customers, provided that Correspondent is primarily responsible for obtaining and maintaining such documentation and keeping it current and for the conduct of the Customers.

5. RECEIPT, DELIVERY AND SAFEGUARDING OF FUNDS AND SECURITIES

(a)	Receipt and Delivery in the Ordinary Course of Business. Apex, acting on behalf of. Correspondent. will receive and deliver all funds and securities in connection with transactions for Customer Accounts in accordance with the Customer’s instructions to Correspondent. Correspondent shall be responsible for advising Customers of their obligations to deliver funds or securities in connection with each such transaction. Correspondent shall be responsible for any failure of any Customer to fulfill such obligation. Apex shall be responsible for the safeguarding of all funds and securities delivered to and accepted by it, subject to count and verification by Apex. However, Apex will not be responsible for any funds or securities delivered by a Customer or Correspondent, its agents or employees. until such funds or securities are physically delivered to Apex’s premises and accepted by Apex or deposited in bank accounts maintained in Apex·s name. It is expressly understood and agreed, however, that, except as otherwise expressly provided in this Agreement, Correspondent is responsible for compliance with the Currency and Foreign Transactions Repo1ting Act (31 U.S.C. Section 5311 et seq.) and the rules and regulations promulgated thereunder (31 C.F.R. Section 103. 11. as amended, et seq.).

(i)	Purchases. Correspondent shall be responsible for purchases (including transactions on a “when issued” basis) made by or for Customers until actual and complete payment has been received by Apex.

(ii)	Sales. Correspondent shall be responsible for all sales of securities (including those on a. “when issued”’ basis), until Apex has received, in acceptable form, the securities involved in the transaction. If Apex does not receive delivery of such securities, or does not receive such securities in acceptable form. Apex may buy-in all or part of the securities, in which case Correspondent shall be responsible for any cost or expense incurred by Apex, including any additional cost for such securities above the original transaction price.

(iii)	Failure to Settle or Pav for Securities. In the event of any failure to timely deposit required. funds or securities, Apex may take any remedial action that Apex, in its sole discretion, deems appropriate. Without waiving or otherwise limiting its right to take other remedial action, Apex may at its sole option charge interest at rates as specified in the fee schedule set forth in Schedule A attached hereto and incorporated herein.

(iv)	Responsibility for Charges and Interest. Correspondent may pass any charges or interest. referred to in this Section to its Customers: however. Correspondent remains responsible to Apex for the payment of any such charges or interest.

(b)	Custody Services. Whenever Apex has been instructed to act as custodian of the securities. in any Correspondent or Customer Account, or to hold such securities in “safekeeping,” Apex may hold the securities in the Customer’s name or may cause such securities to be registered in the name of Apex or its nominee or in the names of nominees of any depository used by Apex. Apex will perform the services required in connection with acting as custodian for securities in Correspondent and Customer Accounts, such as (i) collection and payment of dividends; (ii) transmittal and handling (through Correspondent) of tenders or exchanges pursuant to tender offers and exchange offers; (iii) transmittal of all proxy materials and other shareholder communications; and (iv) handling of exercises or expirations of rights and warrants, and of redemptions of securities.

(c)	Receipt and Delivery Pursuant to Special Instruction. Upon instruction from Correspondent. or a Customer, Apex will make such transfers of securities or Accounts as may be requested. Correspondent shall be responsible for determining if any securities held in Correspondent or Customer Accounts are ’“restricted securities’’ or “control stock” as defined by the rules of the SEC and that orders executed for such securities are in compliance with applicable laws, rules and regulations.

(d)	Draft-Issuing Authority. At its discretion Apex may authorize certain of Correspondent’s. employees to sign drafts as drawer payable to Correspondent’s Customers in amounts and pursuant to conditions as may be determined by Apex from time to time. Correspondent agrees that it wiII not request Apex to authorize someone to sign drafts who is not an employee of Correspondent. Correspondent further agrees that this authority shall not be granted by Apex until Correspondent has notified Apex in writing that it has established and will maintain and enforce supervisory procedures with respect to the issuance of such instruments. Correspondent agrees to fully indemnify Apex from the negligence, fraud, or mistakes of Correspondent or Correspondent’s employees in connection with any draft issuing authority granted to them and Correspondent authorizes Apex to charge any Correspondent Account or any other assets of Correspondent held by Apex with the amount of any such losses. Notwithstanding Section 5(a). Apex will not be responsible for the safeguarding of funds withdrawn by Correspondent or Correspondent’s employees pursuant to such draft issuing authority. Apex may withdraw this draft issuing privilege without notice at any time during the term of this Agreement. Notwithstanding anything herein to the contrary, Apex may at any time, at its sole and absolute discretion, despite any prior authorization, refuse payment on any draft for which Correspondent is drawer and Apex is payee.

6. CONFIRMATIONS AND STATEMENTS

(a)	Preparation and Transmission. Apex will prepare and, to the extent required by the Rules, transmit to Customers monthly statements of account (or quarterly statements if no activity occurs in an account during any quarter covered by such statement), which statements shall meet Apex’ s requirements as to format and quality and will indicate that Correspondent is the introducing broker for the Account. Apex will be responsible for preparing and transmitting confirmations. Only upon prior written approval from Apex at Apex’s sole discretion and amendment of this Agreement, Apex may allow Correspondent to assume the responsibility of preparing and transmitting confirmations. including the responsibility for compliance with the provisions of SEC Rule 10b-10 under the Exchange Act and FINRA Rule 2232. Without explicit written approval of Apex and a corresponding amendment of this Agreement, which shall be in Apex’s sole discretion, Correspondent is prohibited from causing any deviation from Apex’s normal process for the preparation and transmission of statements and confirmations. Copies of all monthly or quarterly statements sent by Apex to Customers will be sent to Correspondent. Apex will also provide to Correspondent monthly statements of clearing services performed by Apex for Correspondent and Custon1er Accounts showing the fees charged for such services during the month, as provided in Section 8. Correspondent will have the ultimate responsibility for compliance with the prospectus delivery requirements of the Securities Act of 1933, as amended, regardless of its retention of a prospectus fulfillment service to perform delivery of same.

(b)	Examination and Notification of Errors. Correspondent shall examine promptly all monthly and/or quarterly statements of account, monthly and/or quarterly statements of clearing services and other reports provided to Correspondent by Apex. Correspondent shall notify Apex of any error claimed by Correspondent in any Account in connection with (i) any transaction prior to the settlement date of such transaction, (ii) information appearing on daily reports within [***] days of such report, and (iii) information appearing on monthly and/or quarterly statements or reports within [***] days of Correspondent’s receipt of any monthly and/or quarterly statement or report. Any notice of error shall be accompanied by such documentation as may be necessary to substantiate Correspondent’s claim. Correspondent shall provide promptly upon Apex’s request any additional documentation which Apex reasonably believes is necessary or desirable to determine and correct any such error. If Correspondent shall fail to notify Apex of any perceived error within the applicable time frame, Correspondent shall be deemed to have waived any right to make any claim against Apex relating to such perceived error.

7. ACCEPTANCE OF ORDERS, EXECUTION OF TRA SACTIONS, OTHER SERVICES

(a)	Customers’ Orders. Orders received by Correspondent can be executed by Correspondent or. forwarded to Apex for execution. Correspondent shall be solely responsible for the use of any hardware, software, communication equipment, communication services, information formatting requirements or other items used in the execution of any orders. Apex shall not be responsible for errors in execution due to any systems or software failures. Acceptance of orders from Customers shall be the responsibility of Correspondent. and Correspondent shall be responsible for the authenticity of all orders. Correspondent shall advise each of its Customers that its relationship with Apex is solely that of an introducing broker to a clearing broker and that, except as set forth in Section 2(g) above, Correspondent bears all responsibility for the Customer’s Account. Apex is not obligated to accept for execution any orders placed directly with Apex by a Customer. In addition, Apex is not obligated to (i) accept any orders from Correspondent (ii) confirm a transaction or cancel a confirmation; or (iii) accept a delivery or receipt of securities or money, in each case if Apex determines in good faith that it should not. Correspondent assumes the risk of failure by an over-the-counter dealer with which Correspondent executes an order in the event such dealer fails to perform and will reimburse Apex for any loss incurred by it in the transaction. For any sale order that involves a “short sale,” as defined in Rule 200 of SEC Regulation SHO (“Reg. SHO”) under the Exchange Act, Correspondent shall be solely responsible for satisfying the “locate” requirements set forth in Rule 203(b) of Reg. SHO which require a broker-dealer accepting a short sale order to determine the availability of shares for borrowing such that delivery may be made pursuant to the sale on the delivery date.

(b)	Orders Executed Away From Apex. To the extent that any order for any Customer is executed by a broker-dealer other than Apex, Apex will have no responsibility for the transmission or execution of such order, and Correspondent assumes full responsibility for compliance with any “best execution” requirements, for resolving any disputes with respect to the execution of such orders, and for bearing any losses resulting from such transactions. Correspondent also agrees that, with respect to any such orders, it will report executions immediately and provide real-time drop copies on all trades to Apex in the manner required by Apex for clearance, risk management and other internal purposes.

(c)	Transactions Clearing. During the term of this Agreement, subject to the terms hereof, Apex will clear transactions on a fully disclosed basis for Accounts of Correspondent and the Customers that Correspondent introduces and Apex accepts as provided in Section 2(c); provided, however, that Apex is not obligated to clear any transactions for Correspondent or Correspondent’s Customers if Apex reasonably determines that it should not.

(d)	Other Services. Apex will perform such other services, upon such terms and at such prices, as Apex and Correspondent may from time to time agree. Neither Apex nor any of its directors, officers, employees, agents, contractors, affiliates, information providers, licensors, or other suppliers providing data, information, services, or software, warrants that the services will be uninterrupted or error free; nor do any of them make any warranty as to the results that may be obtained from the use of the services or as to the timeliness, accuracy, completeness, reliability or content of any data, information, services, or transactions provided, and Apex shall not be responsible for any losses, liability, or damages from your use of these services.

8. FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS

(a)	Commissions: Fees for Clearing Services.

(i)	Correspondent has provided to Apex its basic commission schedule and Apex will charge each Customer the commission shown on such schedule or which Correspondent otherwise directs Apex to charge on each transaction. Correspondent’s basic commission schedule may be amended from time to time by written instructions to Apex from Correspondent. Apex shall be required to implement such changes only to the extent that they are within the usual capabilities of Apex’s data processing and operations systems and only over such reasonable time as Apex may deem necessary or desirable to avoid disruption of Apex’s normal operational capabilities. Apex may charge Correspondent for changes in the basic commission schedule. Correspondent’s basic commission schedule shall be within the format of Apex’s computer system.

(ii)	Apex will charge Correspondent for clearing services according to the fee schedule set forth in Schedule A attached hereto and incorporated herein for all purposes. [***]

(b)	Settlements. Apex will collect commissions from Customers on behalf of Correspondent and. through Correspondent. Apex may make payments to Correspondent against such commissions in advance of the monthly settlement contemplated by this Section 8(b), the amount of such payments to be determined in Apex’s sole and absolute discretion based upon Apex’s experience with Correspondent.

As soon as practicable after the end of each month, Apex will forward to the. Correspondent a statement showing the amount of commissions and other amounts collected by Apex on Correspondent’s behalf, and all amounts due to Apex from Correspondent (including, without being limited to, clearing charges, other charges, other fees and Customer’s unsecured debit items, however arising), together with the amount by which the total owed Correspondent exceeds the total owed Apex. If such statement indicates that Correspondent owes monies to Apex, Correspondent shall promptly pay Apex the amount by which the total owed Apex exceeds the total owed Correspondent. If Correspondent fails to make such payment on a timely basis, Apex shall have the right to charge any other Account maintained by Apex for Correspondent or any other assets of Correspondent held by Apex (including the deposit required pursuant to Section 9 and positions and balances in Correspondent Accounts) for the net amount due Apex and late fees shall apply to any unpaid amounts (as described in Schedule A). Any failure by Apex to charge any Account or assets of Correspondent held by Apex shall not act as a waiver of Apex’s right to demand payment of, or to charge Correspondent’s Accounts for, the full amount due at any time.

9. DEPOSIT

(a)	Establishment of Deposit Account. Contemporaneously with the signing of this. Agreement, to further assure Correspondent’s performance of its obligations under this Agreement. including but not limited to its indemnification obligations. Correspondent will deliver cash or securities to Apex, as specified in Schedule A attached, for deposit in an account maintained by Apex (the “Deposit Account”’). The Deposit Account shall not represent an ownership interest by Correspondent in Apex. The Deposit Account shall at all times contain cash, securities, or a combination of both, having a market value of at least the amount set forth in Schedule A. The securities placed in the Deposit Account shall consist only of direct obligations issued by or guaranteed as to principal and interest by the United States Government.

(b)	Changes. If at any subsequent time Apex. in its sole and absolute discretion, requires an. additional deposit, Correspondent will promptly deposit additional cash or securities in an amount specified by Apex. Instead of making such additional deposit, Correspondent may reduce Correspondent’s business volume or modify the nature of the securities involved in the Correspondents transactions (“business mix”) as specified by Apex. Any failure by Apex to demand compliance with the requirement that Correspondent either deposit additional amounts or modify Correspondent’s business mix shall not act as a waiver of Apex’s right to demand compliance with such requirements at any time. If the deposit is not adequately funded as required by Apex, Apex may, in addition to all other rights under this Agreement, transfer cash or securities of Correspondent held by Apex to the Deposit Account or terminate this Agreement forthwith. Correspondent agrees that if Apex, at its sole and absolute discretion, determines it to be necessary, Apex shall and may ask Correspondent to (which request Correspondent agrees to comply with) accept only liquidating transactions for Customer Accounts and that Correspondent will give prompt notice of such fact to Customers. If such notice is not given to Customers by Correspondent, Correspondent agrees that Apex may give such notice to Customers.

(c)	Apex’s Right to Offset. Apex shall be entitled to set-off against any deposit in addition to. any and all other rights or remedies Apex may have under this Agreement or otherwise. In furtherance of the foregoing, and not in limitation thereof, if (i) Apex shall have any claim against Correspondent or a Customer of Correspondent which has not been resolved within [***] days after Apex presents such claim to Correspondent; or (ii) if Apex shall suffer any loss or incur any expense for which it is entitled to be indemnified and Correspondent shall fail to make such indemnification within [***] days after being requested to do so, Apex may deduct the amount of such claim, loss, or expense from any account of Correspondent. Apex may withdraw cash or securities (or both) having a market value equal to the amount of such claimed deficiency. If those funds are withdrawn from the Deposit Account, then Correspondent shall be obligated to make an immediate deposit in the Deposit Account of cash or securities sufficient to bring the Deposit Account back to a value of at least the amount required by Apex.

(d)	Termination of Deposit Account. The deposit will be refunded to the Correspondent within [***], less any amounts to which it is entitled under the preceding paragraph (c); provided, however, that Apex may: (i) retain the Deposit Account for such period of time until transfer of all Customer and proprietary accounts of Correspondent has been completed and (ii) retain in the Deposit Account such amount for such period as it deems appropriate for its protection from any claim or proceeding of any type [***] until the final determination of such claim or proceeding is made. Correspondent agrees that if this Agreement is terminated for any reason, Apex may, in its sole discretion, liquidate any securities or other property deposited or held in the Deposit Account or any other account of Correspondent held by Apex and deduct from any amounts that Correspondent owes Apex because of failure to meet any of Correspondent’s obligations to Apex or an) other party under this Agreement or otherwise.

10. INDEMNIFICATION

(a)	Indemnity.

(i)	In addition to any other obligations it may possess under other provisions of this Agreement. Correspondent agrees to indemnify, defend and hold harmless Apex, each person who controls Apex within the meaning of the Act and any directors, officers, employees, partners, representatives agents and attorneys of Apex or the persons controlling Apex (collectively, the “Apex Indemnified Persons”) from and against all claims, demands, proceedings, suits and actions and all liabilities, losses, expenses and costs (including any legal and accounting fees and expenses) arising out of, in connection with or relating to (A) Correspondent’s or its officers, affiliates employees, independent agents or contractors, or Customers for any reason, fraudulent or otherwise, failing to perform or comply with any obligation under this Agreement or any other agreement executed and delivered to Apex in connection with Apex’s performance of services hereunder (Correspondents indemnification obligation under this Paragraph shall not be affected by the participation of Apex or any person controlling it or controlled by it within the meaning of the Securities Exchange Act of 1934, as amended, in any transaction giving rise to such an obligation), (B) the failure of any Customer to perform or comply with the terms and conditions of any Account agreement or policies of Apex relating to any Account, including without limitation the failure of a Customer to meet any margin calls and whether or not such failure was under the control of Correspondent. (C) any breach by Correspondent of any representation or warranty made by it under this Agreement. (D) any negligent, dishonest, fraudulent, or criminal act or omission on the part of any of Correspondent’s officers, directors, employees, or agents, (E) any claim or dispute between Correspondent and a Customer with respect to services provided under this Agreement, including, but not limited to, any claim or dispute concerning the validity of a Customer order in the form the order was transmitted to Apex by Correspondent and any claim arising in connection with Apex’s guarantee of any signature of any Customer of Correspondent or at the request of Correspondent, (F) any guarantee, indemnification, or hold harmless agreement in connection with Correspondents business or customers that Apex may provide to the National Securities Clearing Corporation, the Depository Trust Company, or any other clearing, depository, or self-regulatory organization with respect to transactions self-cleared by Correspondent prior to transfer of such functions to Apex and/or (G) any failure by Correspondent to comply with the rules and regulations applicable to it under law, including without limitation FINRA rules and any act or failure to act by Apex Indemnified Persons, except any act or failure to act which is the result of gross negligence or willful misconduct on the part of any such Apex Indemnified Person. Without limiting the generality of the foregoing, such failure is explicitly intended by the parties to include failure resulting from (i) suspension of trading or bankruptcy or insolvency of any company, securities of which are held in a Customer’s Accounts; (ii) failure by any Customer to maintain adequate margin; or (iii) breach of any obligation existing between Correspondent and a Customer of Correspondent or any law, rule or regulation of the United States, a state or territory thereof, the SEC, the Federal Reserve Board or other authority, applicable to any transaction contemplated by this Agreement. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS IN ANY WAY OR TO ANY EXTENT ARISE UNDER OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY APEX INDEMNIFIED PARTIES. provided only that Apex Indemnified Parties shall not be entitled under this paragraph to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined by arbitration in accordance with Section 18 below. If gross negligence or willful misconduct by Apex Indemnified Parties is alleged, the indemnification provided for in this Section shall nonetheless be paid upon demand. subject to later adjustment or reimbursement, until such time as an arbitrator or court enters a final ruling as to the extent and effect of the alleged gross negligence or willful misconduct.

(ii)	Upon receipt by any indemnified party under this Section of notice of the. commencement of any action, and if a claim is to be made against the indemnifying party under this Section. the indemnified party will promptly notify the indemnifying party. The omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 10(a)(ii). In any such action brought against any indemnified party, the indemnifying party will be entitled to participate in and, to the extent that it may wish, to assume the defense thereof, subject to the provisions herein stated, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation or in the case of an actual or potential conflict of interest between Correspondent and Apex. Correspondent will keep Apex informed of the status of the defense of such claims, and Correspondent will not agree to any settlement without consent of Apex, which consent will not be unreasonably withheld. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not, other than in the case of an actual or potential conflict of interest between Correspondent and Apex, be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel satisfactory to the indemnified party. In the event that Apex reasonably believes that Correspondent is not adequately defending a claim, Apex will have the right to assume the defense of such claims at the sole expense of Correspondent. Correspondent will not settle any action unless such settlement completely and finally releases Apex from any and all liability and otherwise is acceptable to Apex. Except with the prior written consent of the indemnifying party, the indemnified party may not confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify.

(b)	Security Interest and Authorization to Charge. Correspondent grants to Apex a first priority. lien and security interest in any Correspondent Account, including the Deposit Account, maintained by Apex and any other assets of Correspondent now or hereafter held by Apex and authorizes Apex to discharge such lien by charging such Account and assets with all amounts owing to Apex including, but not limited to, (i) any cost or expense resulting from failures to deliver or failures to receive, (ii) any losses resulting from unsecured debit balances in any Customer or Correspondent Account and (iii) any amounts to which Apex is otherwise entitled pursuant to the provisions of Section 10(a). Apex shall have discretion to liquidate or sell any securities without notice to Correspondent, and to determine which securities to sell. Such charge may be made against Correspondent Account or assets at any time and in such amount as Apex deems appropriate. No delay in charging any Correspondent Account or asset shall operate as a waiver of Apex’s right to do so at any future time as and when Apex deems appropriate. Apex shall have the unlimited right to set-off any indebtedness or other obligations of Correspondent under this Agreement or otherwise (absolute or contingent, matured or unmatured) against any obligations of Apex to Correspondent, including from the Deposit Account (as described in Section 9) and/or any other money, securities, or other property of Correspondent in Apex’s possession (including commissions payable to Correspondent).

(c)	Reserves. In connection with any claim that does or could give rise to a claim for. indemnification under this Section 10 for Apex or an Apex Indemnified Person, Apex may, in its discretion, in addition to any and all other rights and remedies under this Agreement, reserve and retain any money, securities or other property of Correspondent pending a determination of such claim and shall use good faith efforts to notify Correspondent of any such claim (provided that any failure to provide such notification shall not affect Apex’s rights to make, prosecute or otherwise enforce such claim). The money, securities or other property of Correspondent set aside in such a reserve shall be subject to Apex’s lien and security interest described in Section 10(b) above.

(d)	Disclaimer of Warranties. Correspondent expressly agrees that Correspondent’s use of. Apex’s Services, including the Systems and software products as defined herein, is at Correspondent’s sole risk. Neither Apex nor any of its directors, officers, employees, agents, contractors, affiliates, information providers, licensors, or other suppliers providing data, information, services or software, including but not limited to FINRA, warrants that the services will be uninterrupted or error free; nor do any of them make any warranty as to the results that may be obtained from the use of the services or as to the timeliness, sequence, accuracy, completeness, reliability or content of any data, information, services, or transactions provided and Apex shall not be responsible for any losses liabilities or damages caused by the acts or omissions of those third party agents, contractors, information providers or other suppliers beyond any amount which Apex is able to recover pursuant to its agreement with such entity. Apex’s services are provided on an “as is,” “as available” basis, without warranties of any kind, either express or implied, including, without limitation, those of merchantability, fitness for a particular purpose, and non-infringement, other than those warranties which are implied by and incapable of exclusion, restriction or modification under the laws applicable to this Agreement.

(e)	Allocation of Risks. Correspondent acknowledges and agrees that the fees charged by Apex. reflect the allocation of risks including, but not limited to. any limitation of liability set forth in this Agreement. A modification of the allocation of risks set forth in this Agreement would affect the fees charged by Apex, and in consideration of such fees, Correspondent agrees to such allocation of risks.

11. UNDERTAKINGS OF CORRESPONDENT

(a)	Financial Statements and Other Reports. Correspondent will furnish to Apex as soon as. possible a copy of Correspondent’s balance sheet and statement of earnings for the current fiscal year and for each of Correspondent’s subsequent fiscal years. Each such balance sheet and statement of earnings shall be certified by independent public accountants. Correspondent also shall furnish Apex with copies of its monthly and quarterly Focus filings. and any amendments to Correspondent’s Form BD, promptly after filing, and any other regulatory or financial reports Apex may from time to time request.

(b)	Other Clearing Services. During the term of this Agreement, Correspondent will not sign a clearing agreement with another clearing broker or dealer without prior written notice to Apex.

(c)	Suspension or Restriction. In the event that Correspondent or any employee of Correspondent shall become subject to suspension or restriction by any regulatory body having jurisdiction over Correspondent and Correspondent’s securities business, Correspondent will notify Apex immediately and Correspondent authorizes Apex to take such steps as may be necessary for Apex to maintain compliance with the rules and regulations to which Apex is subject. Correspondent further authorizes Apex, in any event to comply with directives or demands made upon Apex by any exchange or regulatory body relative to Correspondent and Customers. In connection with such directives or demands, Apex may seek advice or legal counsel and Correspondent will reimburse Apex for reasonable fees and expenses of such counsel.

(d)	Fixed Price Offerings. Correspondent agrees that in making sales of securities, as a part of a fixed price offering, it will comply with all applicable rules of FINRA, including, without limitation. FINRA’s Interpretations with respect to Free-Riding and Withholding under FINRA Rule 5130.

(e)	Customer Orders. Correspondent represents that all orders received by Apex will be in accordance with its Customers’ instructions. The parties hereto expressly agree that Apex shall not be responsible for investigation into the facts surrounding any transaction that it may have with Correspondent, or that Correspondent may have with its Customers or other persons. nor shall Apex be under any responsibility for compliance by Correspondent with any laws or regulations which may be applicable to Correspondent. It shall be the sole responsibility of the Correspondent to ensure that all of its Customers maintain secure accounts and to monitor Customer accounts for any unauthorized activity. Apex shall have no liability for any actions or failures to act by it or any of its affiliates based upon orders reasonably believed by Apex to have been transmitted by Correspondent or its Customers irrespective of whether or not such orders were actually authorized by Correspondent and/or its Customers.

(f)	Inquiries on Certificates. Apex agrees to act as Correspondent’s direct inquirer under the Lost and Stolen Securities Program under Rule 17f- 1 (17 CFR 240. 17f- 1).

(g)	Affiliate Accounts. Correspondent agrees that, in the event that the assets in its Accounts, including the Deposit Account are insufficient to meet any obligations owed to Apex, and Correspondent has one or more accounts with any affiliate of Apex (such affiliate an “Apex Affiliate”), that Apex is hereby authorized to have the applicable Apex Affiliate liquidate the assets of any such accounts to the extent necessary to pay such obligations, and to pay such amounts to Apex under the same terms and conditions as Apex may liquidate or deduct Correspondent assets in the Deposit Account pursuant to Section 9 of this Agreement. Correspondent further authorizes Apex to liquidate any Accounts to pay any obligations owed to an Apex Affiliate upon request by such Apex Affiliate after the determination that the assets in Correspondent’s accounts with such Apex Affiliate, including its Deposit Account, are insufficient to meet the obligations owed to such Apex Affiliate.

(h)	Changes to Representations. Correspondent shall immediately notify Apex of any changes to any circumstances that may affect the veracity or completeness of the representations and warranties contained in Section 1 of this Agreement, or in the event of any violation (irrespective of whether it is intentional or inadvertent) of any representation, obligation or undertaking of Correspondent in this Agreement. Any failure to provide any such notice shall be deemed a breach of this Agreement by Correspondent and Apex shall be entitled, at its sole discretion, to immediately terminate this Agreement in accordance with the provisions of Section 12 of this Agreement.

(i)	Continuation of Business. The overall pricing schedule and each of its components set forth in Schedule A hereto have been determined and agreed to on the basis of Correspondent’s agreement to clear its business through Apex, the type and level of business currently being done by Correspondent, and Correspondent’s representation as to the type and level of business it expects to conduct during the term of this Agreement. Correspondent agrees that during the term of this Agreement it will not directly or indirectly take steps to move or transfer (or cause its Customers to transfer) the business cleared through Apex in whole or substantial part (20% or more) to another firm.

(j)	Protection of Intellectual Property. Correspondent shall preserve and protect Apex’ s and its affiliates’ patent, trade secret, copyright and other proprietary rights in Apex’s or its affiliates’ products, services, trademarks and tradenames, at least to the same extent used by Correspondent to preserve and protect its own proprietary data or information and to notify Apex of any action by any third pa1ty known by Correspondent to constitute an infringement of Apex’s or any of its affiliates’ proprietary rights and to cooperate with Apex in protecting such rights. Without limiting the foregoing, Correspondent shall note Apex’s or its affiliates’ patent, trade secret, copyrights, trademarks and trade names when Correspondent makes reference to or distributes products or services provided by Apex or its affiliates, as applicable.

(k)	Currency Fluctuation. If Correspondent directs Apex to enter into any transaction to be effected on any securities exchange or in any market on which transactions are settled in a foreign currency, (i) any profit or loss arising as a result of a fluctuation in the rate of exchange between such currency and the United States Dollar shall be entirely for Correspondent’s account and risk. (ii) all initial and maintenance margin deposits required or requested by Apex shall be in the currency required by the applicable marketplace or clearing agency in such amounts as Apex in its sole discretion may require, and (iii) Apex is authorized to convert funds in the Account into and from such foreign currency at rates of exchange prevailing at the banking or other institutions with which Apex normally does business.

12. TERMINATION OF AGREEMENT: TRANSFER OF ACCOUNTS

(a)	Effectiveness. This Agreement shall become effective immediately upon signing and shall. remain in force for two (2) years from the Live Date, as defined in Schedule A to this Agreement. Either party may terminate this Agreement at the end of the initial term by providing the other written notice of at least [***] days prior to the end of the then-current term. Subsequent to this initial term, either party may terminate this Agreement by giving [***] days prior written notice to the other party, in the absence of which this Agreement shall continue in full force and with full effect.

(b)	Termination by Apex. Notwithstanding Section 12(a), Apex may terminate this Agreement at any time on (A) at least 180 days’ prior written notice to Correspondent and/or [***] days (or in the event of clause (ii) or (iii) below, immediately) written notice to Correspondent in the event that Correspondent:

(i)	fails to comply with the terms of this Agreement and after notification by Apex fails to. comply within [***] days from said notification or any representation, warranty or covenant of Correspondent in this Agreement is or becomes false or misleading;

(ii)	is enjoined, prohibited, suspended or otherwise becomes unable, as a result of an administrative or judicial proceeding. from engaging in securities business activities constituting all or po1tions of Correspondent’s securities business;

(iii)	becomes or is declared insolvent; voluntarily files or is the subject of, a petition commencing a case under any chapter of Title 11 of the United States Code; makes a general assignment for the benefit of its creditors; admits in writing its inability to pay its debts as they mature: files an application or consents to the appointment of, or there is appointed, any receiver, or a permanent or interim trustee of that party or any of its subsidiaries, as the case may be, or all or any portion of its property, including, without limitation. the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors: files a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or files an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute;

(iv)	sells or enters into negotiations to sell all or substantially all of its assets;

(v)	takes any corporate action for the purpose of effecting any of the foregoing;

(vi)	any director, executive officer, general securities principal, financial and operations principal, or Registered Representative of Correspondent is enjoined, prohibited, disciplined or suspended as a result of administrative or judicial proceedings, or proceedings of a regulatory or self-regulatory organization of which Correspondent is a member, from engaging in securities business activities constituting all or portions of Correspondent’s securities business.

(c)	Automatic Termination. In addition to any other provisions for termination herein, this Agreement shall terminate immediately in the event that either Correspondent or Apex ceases to conduct its business or that Apex:

(i)	is no longer registered as a broker/dealer with the SEC; or

(ii)	is no longer a member in good standing of FINRA: or

(iii)	is suspended by any national securities exchange of which Apex is a member for failure to comply with the rules and regulations thereof.

(d)	Conversion of Accounts. In the event that this Agreement is terminated for any reason, it. shall be Correspondent’s responsibility to arrange for the conversion or transfer via the Automated Customer Account Transfer Service “ACATS”) (at Apex’s discretion) of Correspondent and Customer Accounts to another clearing broker within [***] days of the termination of this Agreement. Correspondent will give Apex written notice (the “Conversion Notice”) of:

(i)	the name of the broker that will assume responsibility for clearing services for Customers. and Correspondent;

(ii)	the date on which such broker will commence providing such services;

(iii)	Correspondent’s undertaking, in form and substance satisfactory to Apex, that Correspondent’s agreement with such broker provides that such broker will accept on conversion or ACATS transfer all Correspondent and Customer Accounts then maintained by Apex; and

(iv)	the name of an individual within that organization who Apex can contact to coordinate the conversion or ACATS transfer. The Conversion Notice shall accompany Correspondent’s notice of termination given pursuant to Section 12(a) or within [***] days of the occurrence of an event specified in Section 12(c).

If Correspondent fails to give the Conversion Notice to Apex, Apex may give to. Customers such notice as Apex deems appropriate of the termination of this Agreement and may make such arrangements as Apex deems appropriate for transfer or delivery of Customer and Correspondent Accounts and the expense of notifying those Customers and making such arrangements shall be charged to Correspondent.

Correspondent will pay to Apex all deconversion charges and reimburse Apex for deconversion expenses (including without limitation ACAT charges, file charges, programming expenses and processing expenses). To the extent Correspondent Accounts continue to remain after deconversion, Apex will impose a monthly minimum charge and a per account charge.

(e)	Survival. Termination of this Agreement shall not affect Apex’s or Correspondent’s rights or. liabilities relating to business transacted prior to the effective date of such termination and. Sections 8- 10, 12-16 and 17-20 shall survive the termination of this Agreement for any reason. From the date of termination until transfer or delivery of all Customer and Correspondent Accounts, Apex’s and Correspondent’s rights and liabilities relating to business transacted after such termination shall be governed by the same terms as those set forth in this Agreement.

(f)	No Obligation to Release. Apex shall not be required to release to Correspondent any securities or cash held by Apex for Correspondent in one or more Correspondent Accounts until any amounts owing (whether immediately or thereafter reasonably expected to become due and owing) to Apex pursuant to the provisions of this Agreement are paid; and Correspondent’s outstanding obligations hereunder to Apex are determined, including determination of any disputed amounts, and satisfied: and any property of Apex in the possession of Correspondent is returned to Apex.

(g)	Failure to Convert. Correspondent shall be solely and exclusively responsible for any cost expense (including, but not limited to, fees and expenses of legal counsel) or damages sustained or incurred by Apex arising out of Correspondent’s failure to promptly convert all of Correspondent’s and its Customer accounts for clearing by Apex unless otherwise agreed in writing. To the extent Correspondent Accounts continue to remain after termination. Apex will impose a monthly minimum charge and a per account charge.

(h)	Termination Fee. [***]

13. CONFIDENTIAL NATURE OF DOCUMENTS

All agreements, documents, information papers. and data in any form, supplied by either party. to the other pursuant to this Agreement concerning such party’ s business, financial condition or Customers (“Confidential Information”) shall be treated by the receiving party as confidential. Each party agrees to use a reasonable degree of care in safeguarding any Confidential Information received, but not less than the degree of care used in safeguarding its own proprietary information. To the extent such documents or data are retained by the receiving party. they shall be kept in a safe place and shall be made available to third parties only as authorized by the disclosing party in writing or pursuant to any order or request of a court or regulato1y body having appropriate jurisdiction. If Correspondent receives such order or subpoena it shall provide Apex prompt notice of the receipt of any such order or subpoena, unless prohibited from doing so by the issuing authority prior to Correspondent’s compliance herewith. Documents received from the disclosing party and retained by the receiving party shall be made available by the receiving party for inspection and examination by the disclosing party’s auditors, by properly authorized agents or employees of any regulatory bodies or commissions or by such other persons as the disclosing party may authorize in writing. notwithstanding anything herein to the contrary, Correspondent expressly authorizes Apex to supply any information requested relating to Correspondent, its business. or its Customers to any regulatory or self-regulatory body having appropriate authority or to any Third Party Provider for purposes of providing Services. The obligations in this Section 13 shall not restrict any disclosure by either party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party of such order) and shall not apply with respect to information which (i) is developed by the other party without violating the disclosing party’s proprietary rights; (ii) is or becomes publicly known (other than through unauthorized disclosure): (iii) is disclosed by the owner of such information to a third party free of any obligation of confidentiality: (iv) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into between the parties ( including any predecessor entity) before the effective date of this Agreement; or (v) is rightfully received by a party free of any obligation of confidentiality.

This Section 13 shall survive the termination of this Agreement. Correspondent acknowledges that the services Apex provides hereunder involve providing Correspondent with access to proprietary technology. trading and other systems, and that techniques, algorithms and processes contained in such systems constitute trade secrets and shall be safeguarded by Correspondent, and that Correspondent shall exercise reasonable care to protect Apex’s interest in such trade secrets. Correspondent agrees to make the proprietary nature of such systems known to those of its consultants, staff, agents or clients who may reasonably be expected to come into contact with such systems. Correspondent agrees that any breach of this confidentiality provision may result in its being liable for damages as provided by law.

14. NOTICE TO CUSTOMERS

Subject to the requirements of FINRA·s Conduct Rules. Correspondent shall provide, or cause. to be provided to eve1y Customer upon the opening of a Customer Account, notice of the existence and general terms of this Agreement. Correspondent shall also provide to Customers all notices and risk disclosures required by Apex, including, without limitation, a copy of the Options Di closure Document, for each Customer planning to trade options.

15. CUSTOMER COMPLAINT PROCEDURES; ACTION AGAINST CUSTOMERS BY APEX

Correspondent will be responsible for the initial handling of all Customer complaints. Any Customer who initiates a complaint with Apex will be referred by Apex to Correspondent. Apex will forward any complaints received to Correspondent’s Designated Examining Authority (“DEA”). Apex will also notify the Customer in writing that the complaint was received and was forwarded to Correspondent and to Correspondent’s DEA. If any such complaint is based upon an alleged act or failure to act by Apex. Correspondent will notify Apex promptly of such complaint and the basis therefor; and will consult with Apex; and the parties will cooperate in determining the validity of such complaint and the appropriate action to be taken. Apex may, in its sole discretion and at its own expense and, upon written notice to Correspondent, institute and prosecute in its name any action or proceeding against any of Correspondent’s Customers in relation to any controversy or claim arising out of Apex’s transactions with Correspondent or with Correspondent’s Customers. Nothing contained in this Agreement shall be deemed e ither (i) to require Apex to institute or prosecute such an action or proceeding: or (ii) to impair or prejudice its right to do so, should it so elect, nor shall the institution or prosecution of any such action or proceeding relieve Correspondent of any liability or responsibility which Correspondent would otherwise have had under this Agreement. Correspondent assigns to Apex its rights against its Customer as necessary to effectuate the provisions of this Paragraph.

16. REMEDIES CUMULATIVE

The enumeration herein of specific remedies shall not be exclusive of any other remedies that may be available at law or in equity. Any delay or failure by any pa1ty to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law. shall not be construed to be a waiver of such right, power, remedy or privilege, nor to limit the exercise of such right, power, remedy or privilege, nor shall it preclude the forther exercise thereof or the exercise of any other right, power, remedy or privilege.

17. MISCELLANEOUS

(a)	Tax Reporting. Apex shall be responsible for providing IRS Form 1099 (or any successor form), and other information required to be reported by federal, state or local tax laws, rules or regulations, to Accounts solely with respect to events subsequent to the effective date of this Agreement and for the mailing of same.

(b)	Taxes. Correspondent shall be responsible for, and shall indemnify Apex in respect of, any state, federal, local or foreign taxes, levies, duties, charges and imposts which may be levied or assessed in connection with this Agreement or any trade or transaction pursuant hereto (including, without limitation any ales, use, excise and value added taxes).

(c)	Scope of Services/Use of Apex & Correspondent Names. Apex shall limit its services. pursuant to the terms of this Agreement to those services expressly set forth herein and related thereto. Correspondent agrees that it will not display or use any Apex trade marks, trade names, logos or any other intellectual property without Apex’s prior written approval in each such case. Apex shall not be responsible or liable for failure to perform any duties not specifically enumerated herein. Correspondent consents to Apex’s use of Correspondent’s name and logo in Apex’s business and marketing materials and in Apex’s ordinary course of business.

(d)	Modification. Other than as set forth herein, this Agreement may be modified, amended, changed or altered only by a writing signed by both parties to this Agreement. Such modification amendment, change or alteration shall not be deemed a cancellation of this Agreement. Subject to FINRA’s Conduct Rules, this Agreement and all modifications may be required to be submitted to FINRA for approval prior to effectiveness. It is expressly understood that brokerage services cannot be provided by Correspondent under this Agreement until such approval, if required, is received.

(e)	Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon all successors, assigns or transferees of both patties hereto, irrespective of any change with regard to the name of or the personnel of Correspondent or Apex. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement by Correspondent shall be valid unless Apex. in its sole and absolute discretion, consents to such an assignment in writing. For purposes of this Agreement, a merger, consolidation, change of control, or sale of substantially all of the assets of Correspondent shall be deemed an assignment. Notwithstanding any provision of Section 12 hereunder to the contrary, no assignment or attempted assignment of this Agreement shall grant Correspondent any right to terminate this Agreement. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between Correspondent and Apex. This Agreement is between the parties hereto and is not intended to, and does not, confer any benefits on third-parties including, but not limited to, Customers of Correspondent.

(f)	Account Documentation. Applicable laws and regulations require that Apex must have proper documentation and support for any Account opened on its books. If, after reasonable requests, the necessary documents to enable Apex to comply with such account documentation requirements of the laws and regulations have not been received by Apex, Correspondent shall receive notification that no further orders will be accepted for the Account involved. Accounts will be opened and remain open only to the extent that Apex is satisfied that it has documentation and information for such Accounts necessary to comply fully with Apex’s own internal policies. procedures and guidelines. If documents necessary to comply with such requirements have not been received by Apex after requesting such documentation from Correspondent. Apex may give Correspondent notification that no orders will be accepted for the Accounts involved or that it will take steps to close the Account. Correspondent will be responsible for ensuring that Apex has current addresses for all Customers, and Apex may rely on all such information provided by Correspondent. Correspondent is responsible for delivering all preliminary prospectuses and product descriptions and otherwise ensuring that the appropriate prospectus or product descriptions are delivered to Customers in conjunction with the offer of any securities requiring such delivery. Apex is responsible for delivering any final prospectus or product descriptions in conjunction with the applicable confirmations, provided that executions of products requiring such prospectuses or product descriptions are carried out by Apex and Correspondent provides notice to Apex that any such product requires delivery of a prospectus or product description.

(g)	Choice of Law. The construction and effect of every provision of this Agreement. The rights. of the parties hereunder and any questions arising out of the Agreement. shall be subject to the statutory and common law of the state of Texas without giving effect to the conflicts of laws or principles thereof. This Agreement shall not be governed by the United Nations Convention on the International Sale of Goods.

(h)	Injunctive Relief. In the event of a breach or threatened breach of any of the provisions of. this Agreement by Correspondent or any employee or representative of Correspondent, Correspondent acknowledges that Apex shall be entitled to seek preliminary and permanent injunctive relief to enforce the provisions hereof. In addition, Correspondent acknowledges that a breach of the terms regarding confidentiality of information and ownership of Apex’s intellectual property would cause irreparable and incalculable damage to Apex. Nothing herein shall preclude the parties from pursuing any action or other remedy for any breach or threatened breach of this Agreement, all of which shall be cumulative.

(i)	Headings. The headings preceding the text. articles and sections hereof have been inserted. for convenience and reference only and shall not be construed to affect the meaning. construction or effect of this Agreement. Any reference to any federal, state or foreign law, or to any of the rules or regulations of the SEC, FINRA, NYSE, or any other U.S. or non-U.S. regulatory or self-regulatory organization shall refer to the most current version of such law, rule or regulation at the time such law, rule or regulations is referenced to or otherwise becomes relevant (either at the signing of this Agreement or at any time thereafter during the term of this Agreement). Any changes in any such law, rule or regulation (whether or not there are any changes in the text of such laws, rules or regulations) shall be automatically incorporated herein.

(j)	Entire Agreement. Without prejudice to any of Apex’s customer account documentation, this Agreement represents the entire agreement between the parties with respect to the subject matter contained herein and all prior discussions, agreements, and promises, written or oral, are merged herein. This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon Correspondent or Apex any special treatment regarding any other arrangements, agreements or understandings that presently exist between Correspondent and Apex or that may hereinafter exist. Correspondent shall be under no obligation whatsoever to deal with Apex or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with Apex. in any capacity other than as set forth in this Agreement. Likewise, Apex shall be under no obligation whatsoever to deal with Correspondent or any of its affiliates in any capacity other than as set forth in this Agreement.

(k)	Severability. If any provision or condition of this Agreement shall be held to be invalid or. unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

(l)	Force Majeure. In addition to any excuse provided by applicable law. Apex shall be excused. from any loss and/or liability for non-performance of this Agreement arising, directly or indirectly, from any event beyond Apex’s control, whether or not foreseeable by Apex, including but not limited to. labor disturbance, war, fire, accident, adverse weather, inability to secure transportation, governmental act or regulation, failure of any electronic communication system for the transmission of orders, failure of electrical power, inability to obtain raw materials or other causes or events beyond Apex’s control, whether or not similar to those enumerated above.

(m)	lnterpleader. If Apex receives conflicting claims from Correspondent, a Customer and/or other persons regarding money. securities or other property held by Apex. Apex may, in its sole and absolute discretion, tender such money, securities or other property to a court of competent jurisdiction and institute an action in interpleader or other appropriate legal proceeding to determine the rights of the respective claimants. Apex shall have no liability to Correspondent or Customers in connection with any such action, and shall be entitled to reimbursement for its costs and expenses in connection with such action from Correspondent.

(n)	Notice. Notices, consents. approvals, requests or other communications required to be delivered hereunder, may be mailed. sent or delivered to the respective parties at or to their respective addresses set forth below:

If to Apex:

Attention:	Chief Executive Officer
Apex Clearing Corporation
350 North St. Paul Street, Suite 1300
Dallas, Texas 75201

With a copy (which shall not constitute notice) to:

Apex Clearing Corporation
350 North St. Paul Street, Suite 1300
Dallas. Texas 75201
Attention: Legal Department

If to Correspondent:

Chief Executive Officer
Webul l Financial LLC
733 Third Avenue. 15th Floor
New York, NY 10017

Either party may provide such notice or change its address for notice purposes by giving written notice via reputable courier or pursuant to registered or certified mail, return receipt requested, of the new address to the other party.

(o)	SIPA; Rule 15c3-3. All introduced customers are the Customers of Correspondent except as. provided under the Securities Investor Protection Act (“SIPA”) and SEC financial responsibility rules pursuant to which such Customers may be considered customers of Apex. Nothing in this Paragraph will otherwise change or affect the provisions of this Agreement which provide that the Customer account remains Correspondent’s Customer account for all other purposes. including but not limited to, supervision, suitability and indemnification.

(p)	Counterparts; FINRA Approval. This Agreement may be executed in one or more. counterparts, al l of which taken together shall constitute a single agreement. When each party hereto has executed and delivered to the other a counterpart, this Agreement shall become binding on both parties, subject only to any required approval by FINRA. If required by FINRA, Apex will submit this Agreement to FINRA promptly following execution and will notify Correspondent, or cause Correspondent to be notified promptly upon receipt of such approval.

(q)	Right to Compete. Nothing in this Agreement or otherwise shall be deemed to restrict in. any way the right of Apex or any affiliate of Apex to compete with Correspondent in any or all aspects of Correspondent’s business.

(r)	Provision of Data. Each pa1ty shall provide the other with all appropriate data in its. possession pertinent to the proper performance and supervision of any function specifically allocated to such patty pursuant to this Agreement.

(s)	Electronic Document Delivery/e-Signatures. To the fullest extent permitted by law, Correspondent and Apex agree that electronic delivery of any contract, certificate or other document required or permitted to be delivered hereunder shall satisfy any delivery requirement of either party hereto and Correspondent and Apex further agree that an electronic signature on any contract certificate or other document delivered to the other party shall constitute a true and original signature of the party delivering the electronic signature.

18. ARBITRATION

(a)	In the event of a dispute between the parties, such dispute shall be settled by arbitration. before arbitrators sitting in Dallas, Texas.

(b)	ARBITRATION DISCLOSURE.

●	ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

●	THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDI ES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

●	PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

●	THE ARBITRATORS” AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RU LINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

(c)	ARBITRATION AGREEMENT.

ANY CONTROVERSY BETWEEN US ARISING OUT OF YO UR BUSINESS OR THIS. AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (’“FINRA’’) OR ITS SUCCESSOR FIRM(S), AND IN ACCORDANCE WITH THE ARBITRATION RULES AND PROCEDURES THEN EXISTING OF FINRA OR ITS SUCCESSOR FIRM AND SHALL BE CONDUCTED AS A BROKER TO BROKER OR MEMBER VS MEMBER DISPUTE. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION AND WHO IS A MEMBER OF A PUTATIVE CLASS AND WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

19. OWNERSHIP AND LICENSES

(a)	Definitions. For purposes of Sections 19 and 20. the following terms have the meanings. ascribed to them:

“Access Device” means any type of computer. personal digital assistant (PDA), Beeper, television, telephone or any other communications device, including, without limitation, any software Correspondent uses on such device whether Apex provided such software to Correspondent or otherwise. that enables Correspondent to access and use the Apex Services via a wired or wireless connection to any wireless network, the Internet, the World Wide Web or any other computer or telecommunications network.

“Authorized User’” means each Customer, employee and/or agent of Correspondent designated as authorized by Correspondent to access the Software. Systems and Services.

“Identification Devices” means any passwords, codes, certificates, and other identification devices and security processes or measures necessary to access and use the Systems and Software.

“Intellectual Property Rights” with respect to any intellectual property means all applicable copyrights (including without limitation, the exclusive right to reproduce, distribute copies of, display and perform the copyrighted work and to prepare derivative works), rights in trademarks, rights in patents and patent applications, tradenames, mask-work rights, trade secrets, moral rights, authors’ rights, domain names and universal resource locators (“URLs”). TCP/IP addresses, metatags, all renewal and extensions thereof, and the like, regardless of whether any such rights arise under the laws of the United States, or any other state, country or jurisdiction.

“Services” or “Apex Services” means the services to be provided by Apex and/or its Third Party Providers to Correspondent under this Agreement. including Internet-based services. through the Software and Systems, including, without limitation, (a) communication and content services, (b) access to account and financial information, (c) securities trading, and other services to be provided by Apex to Correspondent under this Agreement.

“Software” means the software, including, without limitation, any and all documentation, home page design(s), methodologies, techniques, know-how and software libraries, and the code comprising the same as such may be revised from to time to include any upgrades. updates, new versions and other modifications, improvements and enhancements made by or for Apex in accordance with this Agreement.

“Systems” means the data access, account information, trading and order entry, execution and report generation systems, and related know-how as such may be revised from to time. to include any upgrades, updates, new versions and other modifications, improvements and enhancements made by or for Apex in accordance with this Agreement.

“Third Party Providers” means Apex’s suppliers, vendors or providers that have entered into. third-party agreements with Apex or otherwise provided a license to Apex or perform services with respect to the provision of Services.

(b)	License to Use Systems and Software. Apex hereby grants to Correspondent a non-exclusive, non-transferable, non-assignable, non-sublicensable license for the term, of this Agreement to access and use the Soft\\are and Systems for the limited purpose of under this Agreement or any other agreement between Correspondent and Apex, in the event of suspension or termination by a Third Party Provider of a license or third-party agreement that affects the provision of the Systems and Software to Correspondent by Apex any license to Correspondent pursuant hereto affected thereby shall be similarly suspended or terminated. In no event is any license or sublicense by Apex of any Software, Systems or other rights or assets of any Third Party Provider pursuant to this Agreement intended to, nor shall Apex be treated as having granted any license or sublicense rights that exceed the rights of Apex in such Third Party Provider rights or assets, nor that exceed the authority of Apex to grant any such license or sublicense pursuant to any agreement between Apex and any such Third Party Provider.

(c)	No Reverse Engineering. Correspondent shall not directly or indirectly, modify the features. or functionality of copy or create derivative works using al I or any portion of, analyze or remove semiconductor components from, decompile, or otherwise reverse engineer or attempt to reverse engineer or derive source code, techniques, algorithms or processes from the Systems or Software or permit or encourage any third-party to do so.

(d)	Ownership. Except for the license granted in Section 19(b) herein, nothing in this. Agreement shall be construed to transfer to Correspondent or any Customer any rights, title and/or interest in and to the Software, Systems and Services, including, without limitation, the Intellectual Property Rights therein. Except to the extent that any Intellectual Property Rights in the Software, Systems and Services are published or otherwise matters of public record, the Systems and Software Products are trade secrets of Apex and its affiliates or one or more of its Third Party Providers. As between Correspondent and Apex, Apex shall at all times be and remain the sole and exclusive owner of the Systems, Software and Services.

(e)	Web-based Communications. The Services shall be provided through various means, including, without limitation, a site or pages of a site on the World Wide Web that are accessible through an Internet address unique to Correspondent but which shall not be required to be a domain name unique to Correspondent.

(f)	Revisions and Modifications. From time to time during the term of this Agreement Apex. may in its sole and absolute discretion revise or modify any Software, Systems or Services to include any patches, upgrades, updates, new versions and other modifications, improvements and enhancements made by or for Apex (any of which patches, upgrades. updates, new versions and other modifications, improvements and enhancements are collectively referred to in this Agreement as “revisions and modifications’’ or “revisions or modifications’’, as the context requires). To the extent that any such revisions or modifications are made, Schedule A shall be deemed to be revised to include such revision or modification and any associated fees.

(g)	Restrictions on Access, Viewing and Distribution.

(i)	Quotes, news and research data, including market information, displayed on the Apex. Service may be based on or derived from different Third Party Providers and may be updated at different time intervals, and accordingly, quotes, news, research data, market information and the various trade status reports, including intraday updates of balances and positions information, available via any Access Devices (collectively, ·“Data”) may differ due to the different Data and sources and their update intervals. Similarly, different Access Devices may incorporate different Data and sources, and they may differ for the same reasons. Apex reserves the right to filter the Data provided to Correspondent through the Apex Service.

(ii)	The Software. Systems, and design of the Apex Service are the property of Apex. The content, including both its form and substance, included in the Apex Service is the pro petty of either Apex or one or more of its Third Party Providers. Correspondent shall have no rights in or to the Software, Systems, or Apex Service or data, systems, services or Intellectual Property Rights of any Third Party Provider (“Third Party Provider Services”), except as expressly provided herein, and Correspondent agrees not to take any action inconsistent with Apex’s rights in the Software, Systems, Third Party Provider Services or Apex Service or the Third Party Providers’ rights in their Third Party Provider Services.

(iii)	All of the materials in the Apex Service, including the Third Party Provider Services, are protected by United States and international patent copyright, trademark and other intellectual property laws. Correspondent’s right to use the Apex Service, including the Third Party Provider Services, is limited to use in connection with Correspondent’s account(s) and for Correspondent’s personal benefit only (“Internal Use”). Correspondent may not modify, rent, lease, loan, sell, assign, distribute, display, perform, publish or create derivative works based on any of the content, materials or the like contained in the Apex Service (including the Third Party Provider Services), in whole or in part, Correspondent may not copy, modify, create derivative works from, reverse engineer, reverse assemble or otherwise attempt to discover the source code of any software or techniques. algorithms or processes that are part of the Apex Service (including the Third Party Provider Services). Correspondent may print out a reasonable number of copies of the materials o n the Apex Service as is necessary for Correspondent’s Internal Use, provided that Correspondent does not delete any copyright, trademark or other intellectual property notices contained in such materials. Correspondent may not, however, disseminate in electronic form or use the Apex Service (including the Third Pa1ty Provider Services) for the construction of other products or services.

(iv)	Correspondent acknowledges and agrees that the license to use the Software. Systems and Services granted by Section 19(b) does not diminish Correspondent’s responsibility for compliance with all applicable rules as set forth in this Agreement.

20. RESPONSIBILITY FOR ERRORS; LIMIT ON LIABILITY; NO CONSEQUENTIAL DAMAGES

(a)	In no event shall Apex be liable to Correspondent in any way for any interruption, delay or. disruption of any Apex Service (including the Third Party Provider Services) to the extent that any such interruption, delay or disruption is caused by any third party or event (including without limitation a weather-related event) or is otherwise outside of Apex’s reasonable control. In any action by Correspondent against Apex for any claim arising out of the relationship created by this Agreement, but without expanding any obligations or liability of Apex pursuant hereto, in no event shall Apex have any liability to Correspondent absent Apex’s own gross negligence or willful misconduct. In no event shall Apex be liable for any non-monetary losses suffered by Correspondent. In no event shall Apex have any responsibility for any losses, liabilities or damages resulting from the acts or omissions of third party agents, contractors, information providers, Iicensors or other suppliers beyond any amount which Apex is able to recover pursuant to its agreement, if any, with such entity.

(b)	DISCLAIMER OF WARRANTIES.

THE APEX SERVICE IS PROVIDED ON AN “AS IS”, “AS AVAlLABLE” BASIS, WITHOUT WARRANTY OF ANY KIND, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. APEX DISCLAIMS ALL WARRANTIES. INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. AND NONINFRINGEMENT. THERE IS NO WARRANTY THAT ANY DATA OR OTHER INFORMATION PROVIDED THROUGH APEX, TI-IE APEX SERVICE OR THE SYSTEM WILL FULFILL ANY PARTICULAR PURPOSES OR NEEDS.

(c)	LIMITATION OF LIABILITY; DATA NOT GUARANTEED.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL APEX, ANY OF ITS AGENTS, AFFILIATES, THIRD PARTY PROVIDERS OR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, DELIVERING OR MANAGING THE DELIVERY OF THE APEX SERVICE BE LIABLE TO CORRESPONDENT, ANY CUSTOMER OR ANYONE ELSE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR ANY OTHER DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS, LOST OPPORTUNITY, TRADlNG LOSSES, DAMAGES RESULTING FROM INCONVENIENCE OR LOSS OF USE OF A WEBSITE). EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF THE USE OF OR INABILITY TO USE THE APEX SERVICE OR FOR ANY BREACH OF ANY WARRANTY OR OTHERWISE RELATED TO THIS AGREEMENT OR ANY APEX SERVICE.

ALL DATA (AS DEFINED ABOVE) IS PROVIDED “AS IS” AND “AS AVAILABLE’’, AND THERE MAY BE DELAYS, OMISSIONS AND INACCURACIES IN SUCH DATA. NEITHER APEX NOR ITS AGENTS. AFFILIATES. OR THIRD PARTY PROVIDERS OR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, DELIVERING OR MANAGING THE DELIVERY OF SUCH DATA OR ANY SERVICES (COLLECTIVELY. THE (“Disseminating Parties”) CAN GUARANTEE. NOR DO APEX OR THEY GUARANTEE, THE CORRECTNESS, QUALITY, ACCURACY, SEQUENCE, TIMELINESS, CURRENTNESS, RELIABILITY, PERFORMANCE, COMPLETENESS, CONTINUED AVAILABILITY. MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OR OTHERWISE OF ANY DATA OR SERVICE (INCLUDING THIRD PARTY PROVIDER SERVICES) AND APEX AND THEY HEREBY DISCLAIM ANY SUCH EXPRESS OR IMPLIED WARRANTIES. The Disseminating Parties shall not be liable to Correspondent or to anyone else for any loss or injury, whether or not caused in whole or in part by their negligence or omission, in procuring. compiling. editing, writing, reporting or delivering any Data or Third Party Provider Services or by any Force Majeure Event or other cause beyond their reasonable control. The Disseminating Parties will not be liable to Correspondent or anyone else for any decision made or action taken by Correspondent in reliance on any Data.

Correspondent agrees that neither Apex, nor its Third Patty Providers shall be liable in any way for, any liability, costs. damages or loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension or delay of trading, equipment failure, communication line failure, system failure, security failure, unauthorized access, theft, Force Majeure Event or any problem, technological or otherwise. that might prevent Correspondent from accessing or utilizing the Services.

21. FULLY-PAID SECURITIES LENDING PROGRAM

(a)	Apex has agreed to allow Correspondent to participate in Apex’s Fully-Paid Securities. Lending Program (“the Fully-Paid Lending Program”). Correspondent agrees and acknowledges participation in the Fully-Paid Lending Program is at all times in Apex’s sole discretion, and nothing in this Agreement shall constitute a commitment or undertaking by Apex to permit Correspondent or any of Correspondent’ s Customers to participate in the Fully- Paid Lending Program. Apex may, in its sole and absolute discretion, accept or refuse any participation in the Fully-Paid Lending Program or any instruction to effect any transaction related to the Program.

(b)	Correspondent acknowledges and agrees to Apex that:

(i)	Correspondent has read FINRA Rule 4330(b)(2) and FINRA Regulatory Notice 14-05 and. understands the requirement to make an appropriateness determination and suitability analysis prior to allowing a Customer to enter into the Fully-Paid Lending Program;

(ii)	As between Correspondent and Apex, it is Correspondent’s obligation to perform and complete the due diligence required by FINRA Rule 4330(b)(2) to ensure that the Fully-Paid Lending Program is appropriate for any Customer requesting to participate or participating in the Program. As between Apex and Correspondent, it is also Correspondent’s obligation to comply with rule 2111 (Suitability) when recommending to a Customer a securities lending program, individual transactions within such program, or an investment strategy that includes a securities lending program;

(iii)	In making the determination in subsection (ii) above, Correspondent has considered each Customer’s financial situation and needs, tax status, investment objectives, investment time horizon, liquidity needs. risk tolerance, and any other relevant information and that Apex is relying on Correspondent to make this determination;

(iv)	Correspondent will ensure that any Customer pa1ticipating in the Fully-Paid Lending Program has executed a Master Securities Lending Agreement for Apex Clearing Corporation’s Fully-Paid Securities Lending Program and has received and read a copy of the disclosure document entitled Important Disclosures Regarding Risks and Characteristics of Participating in Apex Clearing Corporation’s Fully-Paid Securities Lending Program; and

(v)	In providing the document entitled Important Disclosures Regarding Risks and Characteristics of Participating in Apex Clearing Corporation’s Fully-Paid Securities Lending Program to any Customer interested in learning about the Fully-Paid Lending Program, Correspondent shall disclose to such Customer the disclosures required by FINRA Rule 4330(6)(2) regarding the Customer’s rights with respect to the loaned securities, and the risks and financial impact associated with the Customer’s loan(s) of securities. These disclosures include. but are not limited to:

(1) The loss of voting rights;

(2)	The Customer’s right to sell the loaned securities and any limitations on the Customer’s ability to do so, if applicable;

(3)	The factors that determine the amount of compensation received by the member firm and its associated persons in connection with the use of the securities borrowed from the Customer;

(4)	The factors that determine the amount of compensation (e.g., interest rate) to be paid to the Customer and whether or not such compensation can be changed by the member firm under the terms of the borrow agreement;

(5)	The risks associated with each type of collateral provided to the Customer;

(6)	That the securities may be ’‘hard-to-borrow” because of short-selling or may be used to satisfy delivery requirements resulting from shott sales;

(7)	The potential tax implication, including payments deemed cash-in-lieu of dividends paid on securities while on loan; and

(8)	Apex’s right to liquidate the transaction because of a condition of the kind. specified in Rule 4313(b) (Securities Loans and Borrowings - Right to Liquidate Transaction).

(c)	Correspondent shall create and maintain books and records showing compliance with the. disclosure requirements described in FINRA Rule 4330(b)(2).

(d)	As between Correspondent and Apex. it is Correspondent’s obligation to provide to each participating Customer data regarding activity in the Fully-Paid Lending Program, including but not limited to a schedule of the securities actually borrowed at the time of the borrowing and the records and/or data referred to in Sections 2 and 3 of the Master Securities Lending Agreement for Apex Clearing Corporation’s Fully-Paid Securities Lending Program.

22. CUSTOMER E-SIGNATURE

(a)	If Correspondent requests and Apex agrees to allow Correspondent to facilitate the opening. of Customers’ account and the processing and conducting of transactions in those accounts, including Automated Customer Account Transfers and delivery of account and tax documents, using an Apex approved paperless process and/or the use of electronic signatures (“E-Signatures”), Correspondent agrees to do so in accordance with the provisions of this Section.

(b)	Correspondent shall at all times adhere to and comply with all applicable laws and regulations relating to E-Signatures, including, where applicable, the Fair and Accurate Credit Transactions Act of 2004 and all implementing regulations.

(c)	Correspondent shall maintain each Customer’s positive consent prior to allowing any item to be handled electronically or with E-signatures, must notify each consenting Customer of the scope and duration of any consent, and must disclose to each consenting Customer of its right and method to withdraw any such consent.

(d)	Correspondent understands and agrees that responsibility for ensuring compliance with E-Signature requirements, including any customer verification that any be require, belongs with Correspondent and not Apex.

MADE AND EXECUTED THIS 27th DAY OF SEPTEMBER, 2017.

This Agreement contains a pre-dispute arbitration clause in Section 18. Correspondent acknowledges receiving a copy of this Agreement.

APEX:	APEX CLEARING CORPORATION

	By:	/s/ William Capuzzi
William Capuzzi, CEO
350 North St. Paul Street, Suite 1300 Dallas, Texas 75201

CORRESPONDENT:	WEBULL FINANCIAL LLC

	By:	/s/ Anthony Denier
Anthony Denier, CEO

SCHEDULE A

To the Clearing Agreement between Apex Clearing Corporation (“Apex”)

and Correspondent

[***]

SCHEDULE B

Apex Reports

Report Name - Report Description - Assigned Per Correspondent

PFS001 - Easy To Borrow List
PFS026 - Straddle Report
PFS046 - Compliance Report - Margin Debits Over Balance Amount
PFS048 - Compliance Report - Margin Debits
PFS066 - Short Positions
PFS076 - 40% Maintenance Report
PFS110 - Third Party Disbursements Compliance Report
PFS140 – Corporate Action Voluntary Actions
PFS144 - Internal Cash Movements
PFS148 - OSI Wire Transfers
PFS157 - Mandatory Corporate Actions
PFS165 - Proprietary Accounts Cash Detail
PFS245 - Scheduled Cash Transfers
PFS311 – RBH Detail Report•
PFS315 – RBM Summary Report*
PFS316 – RBM Error Report*
PFS317 – RBM Detail Report*
PFS319 – Portfolio Margin NASD Report
PFS320 – RBM lnflation Table Report*
PFS321 – Portfolio Margin lneligible Securities
PFS323 – Portfolio Margin Concentration Report
PFS328 – RBM lnflation Table Concentration Report*
PFS330 - Acats Reject lntraday Report
PFS331 – Acats Transfer lntraday Report
PFS630 - NLE Report
PFS632 – PM Combined Accounts
PFS652 – Cash Transfer NACHA Automatic Reversals
PFS653 – Cash Transfer NACHA NOCs
PFS654 – Cash Transfer NACHA Manual Reversals
PFS881 - BR - lnsite Report - ICANRPT.010
PFS882 - BR - lnsite Report - TRADE DETAIL REPORT
PFS883 - BR - lnsite Report - INSITE SUBMISSION / MARGIN
PFS884 - BR - lnsite Report - INSITE SUBMISSION/ P&S TRADE TOTALS
PFS885 - BR - UNSECURED CUSTOMER ACCOUNT DEBITS S/D+9
PFS886 - BR - AGED INITIAL MARGIN CALL OLDER THAN 5 DAYS
PFS887 - BR -AGGREGATE NET LIQUIDATING EQUITY
PFS888 - BR - MARGIN DEBIT
PFS889 - BR - AGED NYSE MARGIN CALLS OLDER THAN 5 DAYS
PFS890 - BR - SHORT POSITIONS
PFS891 - Trade Fail Report
PFS980 - Unidentified Large Trader PDF

* PFS RBM/RBH reports are only available to correspondents servicing RBM/RBH accounts. This report is not available to all correspondents

“PFS RBM/RBH reports are only available to correspondents servicing RBM/RBH accounts. This report is not available to all correspondents.

Name On Postedge - Assigned Per Correspondent - -- - - --
ACATS - All Notifications (ACATFAX)
Blue Sky RR Client Out of State Exceptions (BSKVIOL)(M)
Daily Commission Detail (NCOM2) (M+)
Daily Inventory Long Report T/D (FTR501T) (M)
Daily Inventory Short Report T/D (FTR506) (M)
E-Delivery Enrollments (ENROLL) (M)
E-Delivery Failures (EFAILS) (M)
E-Delivery Mailings (EMAILS) (M)
Firm Trading Summary Report S/D MTD (FTRWKS) (M)
Firm Trading Report S/D (FTRFTR) (M)
FTRDIS: (Daily Inventory) (M)
FTRPLS: (Firm Trading P&L - Long) (M)
Margin Accounts W/O Papers (MANMP) (M)
MOCOMM: (Monthly Commission Analysis) (M)
N&A Additions (ADDRP) (M)
NMONEY: (RR Money Line) (M)
OPTCAMG: (Options Papers Not on File) (M)
Options - Daily In the Money (OPTRPT) (M)
Options - Daily Option Expirations by RR (OPTRPT) (M)
OPTLNKR: (Option Link Report) (M)
OPTRPT: (Option Expirations Combined Report) (M+)
OPTRPT3: (Option Limit - 99 or Greater Contracts)(M)
OWCHOFA: (Owners DB -Accts Chgs to OFAC Status)
RRML2: (RR Customer Money Line) (M)
SCOMAC: (TD Clearing Fee Blotter) (M)
SCOMM: (TD Clearing Fee Blotter) (M)

Group	Name on Postedge
Account Maintenance	Items Requiring Attention (DTATAC) (M)
Account Maintenance	Margin Accounts W/O Papers (MANMP) (M)
Account Maintenance	N&A Additions (ADDRP) (M)
Account Maintenance	N&A Change Verification Notices (VER13) (M)
Account Maintenance	N&A Changes (CHGR2)
Account Maintenance	Restricted Active Accounts (PSICF05)
Account Maintenance	Uncertified Accounts (UNCFT) (M)
Account Maintenance	W8 Not On File - Active Accounts (PICQ36A) (M)
Account Maintenance	W8 Not On File - Inactive Accounts (PICQ36B) (M)
Account Maintenance	W8 On File - Active Accounts (PICQ36C) (M)
Account Maintenance	W8 On File - Inactive Accounts (PICQ36D) (M)

Compliance	Audit Trail OATS (OATSAUDP)
Compliance	Blue Sky RR Client Out of State Exceptions (BSKVIOL)(M)
Compliance	Blue Sky RR Registration by State (BSKSTAT)(M)
Compliance	Blue Sky State Registration of RRs (BSKSTRR)(M)
Compliance	Commission & Gross Credits Over 5% (COMOVER5) (M)
Compliance	Concentration Report (CONCENTR)
Compliance	Daily Wire Transaction Detail (AMLTRANS)
Compliance	Foreign Bank Report (PSICR98) (M)
Compliance	1B OATS Report (OATORDAC)
Compliance	INSITE Cancel Report (ICANRPT) (M)
Compliance	INSITE Margin Detail (INSDRPT)
Compliance	INSITE Margin Summary (INSRPT) (M)
Compliance	INSITE Trade Detail (IDETRPT) (M)
Compliance	INSITE Trade Summary (ITRDRPT) (M)
Compliance	Monthly Account Surveillance (CMPMN) (M)
Compliance	Quarterly Write-Off Accounts TD (QWRTD) (M)
Compliance	RTTM Street/Gust Side Transaction Submissions
Compliance	RTTMEOD) M)
Compliance	TEFRA Surveillance (NATEF) (M)
Compliance	In Concert Account Link Report (IACTLST)
Compliance	LOPR Submissions (LOPRS) (M)
Compliance	LOPRRJ: (LOPR Rejects)
--- -	OATAUDA -Audit Trail (OATS) (M)

E-Delivery	Correspondent PCF (PCFCDET) (M)
E-Delivery	E-Delivery Enrollments (ENROLL) (M)
E-Delivery	E-Delivery Failures (EFAILS) (M)
E-Delivery	E-Delivery Mailings (EMAILS) (M)
E-Delivery	Paper Confirm Fees (PCFADET) (M)
E-Delivery	Paper Statement Fee Details (PSFDET) (M)
E-Delivery	E-Delivery enrollment status
E-Delivery	STMCINVL (Invalid addresses) (M)
E-Delivery	STMCMAIL (Physical customer mail) (M)
E-Delivery	STMDMAIL (Physical IP Mail) (M)

Firm P&L Reports	Daily Inventory Long Report T/D (FTR501T) (M)
Firm P&L Reports	Daily Inventory Short Report T/D (FTR506) (M)
Firm P&L Reports	Firm Trading Summary Report S/D MTD (FTRWKS) (M)
Firm P&L Reports	Firm Trading P&L Report T/D (FTRPLL) (M)
Firm P&L Reports	Firm Trading Report S/D (FTRFTR) (M)

Operations	ACATS - All Notifications (ACATFAX)
Operations	ACATS - Outgoing (ACATRRN) (M)
Operations	Account Activity Statements (DLMA2) (M+)
Operations	Account Activity Statements - 250 Accounts Only (DMASCT)
Operations	ACH Pending Distributions (ACTPDI) (M)
Operations	Annuity Accounts Inactive Last 60 Days (BNU3CPM) (M)
Operations	Annuity Positions Added (BNU15AC) (M)
Operations	Annuity Positions Changed (BNU14AC) (M)
Operations	Annuity Positions Not Changed (BNU17AC)
Operations	Annuity Positions Not Received (BNU16AC) (M)
Operations	AOM Order Activity Report (BAST2) (M)
Operations	AOM Order Activity - 250 Accounts Only (BASTCT)
Operations	Assets Under Management (ASSETUM)
Operations	Avg Price/Exec Acct Balancing (AVGPRICE)
Operations	Bank Reconciliation Report (BRCON) (M)
Operations	CAMS Exceptions (CAMS2) (M)
Operations	Cash Liquidation Final (LIQRMSG)
Operations	Cash Liquidation Market (LIQRMSG1)
Operations	Cash Listing Bookkeeping Journal (CASHLIST) (M)
Operations	Commission Summary by Branch (DSUM2)
Operations	Compressed Trade Details (COMPR) (M)
Operations	Credit Exposure (CREXP)
Operations	Daily Cash Deposits (DCDRPT) (M)
Operations	Daily Commission Detail (NCOM2) (MF)
Operations	Daily Commission Detail - 250 Accounts Only (NCOM2) (M)
Operations	Day trade Call Report (DTD1CL) (M)
Operations	Forecast Report (FORECAST) (M)
Operations	Legal Box by Account (TLBOX2)
Operations	Liquidating Equity (LIQRP)
Operations	Margin Exception (MRGEX) (M)
Operations	Margin Notices (DCW)
Operations	Moneyline (MMNYF2)
Operations	Moneyline - 250 Accounts Only (NMMNYF2)
Operations	Monthly Commission Summary (MCOM2) (M)

Operations	Monthly Commission Summary - 250 Accounts Only
Operations	(MCOM250) (M)
Operations	Mutual Fund Transaction Audit Report (MFAUDT) (M)
Operations	Non-Required Deposits (AML) (M)
Operations	Open Items Exposure Report (FSTP95)
Operations	Outstanding Checks Over 180 Days-Monthly (MOCHK180)
Operations	Outstanding Checks Over 90 Days-Monthly (MOCHK90)
Operations	Periodic Payments (ACTVAC) (M)
Operations	Prospectus Delivery Report (PROSADT) (M)
Operations	Reclaims Status (FSTP93) (M)
Operations	Reorg Branch Activity (BRAC) (M)
Operations	Reorg Cash Credits (PSICN54) (M)
Operations	Reorg Offers with No Instruction (RBRN) (M)
Operations	RMD Exception (MRDEXP) (M)
Operations	Securities Held Unendorsed (SKBOX2) (M)
Operations	Small Debits < $50 by Branch (DSDLB) (M)
Operations	Small Debits < $50 by RR (DSDLR) (M)
Operations	Small Debits >= $50 by Branch (DSDGB) (M)
Operations	Small Debits >= $50 by RR (DSDGR) (M)
Operations	Short and Covered Short Positions (SHORTCOV)
Operations	Stock Record (NWLKSR)
Operations	Street Side Fail Strat (FSTP94)
Operations	TLE Closed Violations by Branch-Account (TLVR3) (M)
Operations	TLE Closed Violations by RR (TLVR4) (M)
Operations	TLE Open Violations by Branch-Account (TLVR1 ) (M)
Operations	TLE Open Violations by RR (TLVR2) (M)
Operations	Trade Exception (TRDEXCEP)
Operations	Trade exception-Rep exception (REPEXCEP)
Operations	Trade Exception N&A Surveillance (BPS30) (M)
Operations	Unsecured Accounts - New High Exposure TD (DHETD) (M)
Operations	Unsecured Customer Accounts SD (UASD) (M)
Operations	VPS Completed Items (SPSCOMPL) (M)
Operations	VPS Delivery Items (SPSPENDL) (M)
Operations	VPS Outstanding Items (SPSPENSP) (M)

Options	OEAS Daily DNE Upload (DNEUPLD)
Options	OEAS Daily EXBYEX Report (EXBYEX)
Options	OEAS Daily Exercise Upload (EXRUPLD)
Options	Option Compliance Combined (OPTCM) (M)
Options	Option Link (OPLTM) (M)
Options	Options - Daily Option Expirations by Security (OPTRPT) (M)
Options	Options - Daily In the Money (OPTRPT) (M)
Options	Options - Daily Option Expirations by RR (OPTRPT) (M)
Options	Options - Daily Option Limit Over 99 (OPTRPT) (M)
Options	Options - EXR/ASG Report by Branch (PSOPTMON) (M)
Options	Options - EXR/ASG Report by Rep (PSOPTMRR) (M)
Options	Options - Long/Short Option Positions (NOPT4)
Options	Options - Monthly Expirations (ALLBRANC) (M)
Options	Options - Naked Options (NUDE) (M)
Options	Options - Short Options Liquidating Equity (SHOPT) (M)

AMENDMENT TO THE FULLY DISCLOSED CLEARING AGREEMENT

BETWEEN

APEX CLEARING CORPORATION

AND

WEBULL FINANCIAL LLC

This Amendment. dated as of September 3, 2019, amends that certain Fully Disclosed Clearing Agreement, as it may be amended, (the “Agreement”), dated September 27, 2017 by and between Apex Clearing Corporation (“Apex”) and Webull Financial LLC (“Correspondent”).

WHEREAS, each of Apex and Correspondent desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereto agree as follows:

1. Amendment and Restatement of Section 12(a) of the Agreement. Apex and Correspondent hereby amend and restate Section 12(a) of the Agreement to read exactly as follows:

(a)	Effectiveness. This Agreement shall remain in force until September 30, 2021 (“End Date). Either party may terminate this Agreement at the end of the initial term by providing the other written notice of at least [***] days prior to the end of the then-current term. Subsequent to this initial term, either party may terminate this Agreement by giving [***] days prior written notice to the other party, in the absence of which this Agreement shall continue in full force and with full effect.

2. Amendment of the Confidential Fee Schedule to the Agreement. Apex and Correspondent hereby amend and restate Schedule A to the Agreement (the Confidential Fee Schedule) to read as set forth on Annex I attached hereto.

3. Apex and Correspondent hereby agree that in the event Correspondent enters into an Omnibus Clearing Agreement with Apex commencing on or after September 1, 2020, that the initial term of such Agreement shall read as follows:

Effectiveness. This Agreement shall remain in force until September 30, 2022 (“End Date”). Either party may terminate this Agreement at the end of the initial term by providing the other written notice of at least [***] days prior to the end of the then-current term. Subsequent to this initial term, either party may terminate this Agreement by giving [***] days prior written notice to the other party, in the absence of which this Agreement shall continue in full force and with full effect.

[***] Correspondent agrees it shall not move into an omnibus structure prior to September 1, 2020.

4. Effectiveness. This Amendment shall be effective as of the date first stated above.

5. No Further Amendment. The Agreement shall remain in full force and effect except as amended hereby.

6. Authority. Correspondent hereby represents and warrants that it has the power and authority to enter into this Amendment.

7. Binding effect; Confidentiality. This Amendment is binding on and for the benefit of the parties and their respective successors and assigns. The parties agree that the terms of this Amendment are strictly confidential.

8. Governing Law: Jurisdiction. This Amendment shall be governed by the laws of the State of Texas as to all matters, including but not limited to matters of validity construction, effect and performance, exclusive of the principles of conflicts of laws thereof. In the event of a dispute between the parties, such dispute shall be settled by arbitration before arbitrators sitting in Dallas, Texas, in accordance with the rules of the Arbitration Committee of FINRA then in effect. The arbitrators may allocate attorneys’ fees and arbitration costs between parties and such award shall be final and binding between the parties and judgment thereon may be entered in any court of competent jurisdiction.

9. Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10. Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single agreement. The parties agree that this Amendment may be transmitted via facsimile or other electronic means and intend that electronically transmitted signatures constitute original signatures. When each party hereto has executed and delivered to the other a counterpart, this Amendment shall become binding on both parties.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed effective as of the day and year first set forth above.

APEX CLEARING CORPORATION

By:	/s/ William Capuzzi
William Capuzzi, CEO
350 North St. Paul Street, Suite 1300 Dallas, Texas 75201

WEBULL FINANCIAL LLC

By:	/s/ Anthony Denier
	Name:	Anthony Denier
	Title:	CEO

ANNEX I

SCHEDULE A

To the Clearing Agreement between Apex Clearing Corporation (“Apex”)

and Correspondent

[***]

AMENDMENT TO THE FULLY DISCLOSED CLEARING AGREEMENT

BETWEEN

APEX CLEARING CORPORATION

AND

WEBULL FINANCIAL LLC

This Amendment, dated as of June 1, 2021, amends that certain Fully Disclosed Clearing Agreement, as it may be amended, (the “Agreement”), dated September 27, 2017 by and between Apex Clearing Corporation (“Apex”) and Webull Financial LLC (“Correspondent”).

WHEREAS, each of Apex and Correspondent desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereto agree as follows:

1. Amendment of the Confidential Fee Schedule to the Agreement. Apex and Correspondent hereby amend and restate Schedule A to the Agreement (the Confidential Fee Schedule) to read as set forth on Annex I attached hereto.

2. Effectiveness. This Amendment shall be effective as of the date first stated above.

3. No Further Amendment. The Agreement shall remain in full force and effect except as amended hereby.

4. Authority. Correspondent hereby represents and warrants that it has the power and authority to enter into this Amendment.

5. Binding effect; Confidentiality. This Amendment is binding on and for the benefit of the parties and their respective successors and assigns. The parties agree that the terms of this Amendment are strictly confidential.

6. Governing Law; Jurisdiction. This Amendment shall be governed by the laws of the State of Texas as to all matters, including but not limited to matters of validity, construction, effect and performance, exclusive of the principles of conflicts of laws thereof. In the event of a dispute between the parties, such dispute shall be settled by arbitration before arbitrators sitting in Dallas, Texas, in accordance with the rules of the Arbitration Committee of FINRA then in effect. The arbitrators may allocate attorneys, fees and arbitration costs between parties and such award shall be final and binding between the parties and judgment thereon may be entered in any court of competent jurisdiction.

7. Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8. Counterparts. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single agreement. The parties agree that this Amendment may be transmitted via facsimile or other electronic means and intend that electronically transmitted signatures constitute original signatures. When each party hereto has executed and delivered to the other a counterpart, this Amendment shall become binding on both parties.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed effective as of the day and year first set forth above.

APEX CLEARING CORPORATION

By:	/s/ William Brennan, CAO
William Brennan, CAO

WEBULL FINANCIAL LLC

By:	/s/ Anthony Denier, CEO
Anthony Denier, CEO

ANNEX I

SCHEDULE A

To the Clearing Agreement between Apex Clearing Corporation (“Apex”) and Correspondent

[***]